Exhibit 10.6

MEZZANINE MULTIFAMILY LOAN AND SECURITY AGREEMENT

Dated as of May 2, 2025

Between

DEAN MEMBER LLC,

as Borrower

and

MF1 CAPITAL LLC,

as Lender

TABLE OF CONTENTS

Page

ARTICLE 1	DEFINITIONS; PRINCIPLES OF CONSTRUCTION	1

1.01	Definitions	1
1.02	Principles of Construction	1

ARTICLE 2	GENERAL LOAN TERMS	1

2.01	Loan Terms	1
2.02	Use of Proceeds	2
2.03	Loan Advances	2
2.04	Interest; Required Payments	9
2.05	Prepayments	11
2.06	Usury Savings	12
2.07	Breakage Indemnity	12

ARTICLE 3	EXCULPATION	13

3.01	Non-Recourse	13
3.02	Loss Carveouts	13
3.03	Full Recourse Carveouts	16
3.04	Intentionally Omitted	17
3.05	Intentionally Omitted.	17
3.06	Miscellaneous	17

ARTICLE 4	RESERVES	17

4.01	Mortgage Loan Accounts	17
4.02	Intentionally Omitted	17
4.03	Intentionally Omitted	17
4.04	Intentionally Omitted	17
4.05	Disbursements from the Reserve Item Accounts	17
4.06	Accounts Generally	18
4.07	Transfer of Reserve Funds under the Mortgage Loan..	19

ARTICLE 5	REPRESENTATIONS AND WARRANTIES	19

5.01	Borrower Representations	19
5.02	SPE Provisions	19

ARTICLE 6	COVENANTS	19

6.01	Existence; Compliance with Applicable Law	20
6.02	Taxes and Other Charges	20
6.03	Litigation	20

i

6.04	Access to Property	20
6.05	Cooperate in Legal Proceedings	20
6.06	Award and Insurance Benefits	21
6.07	Further Assurances	21
6.08	Mortgage and Intangible Taxes	21
6.09	Financial Reporting; Tax Returns	21
6.10	Costs of Enforcement	22
6.11	Estoppel Statement	23
6.12	Leasing Matters	23
6.13	Management Agreement	23
6.14	Environmental Covenants	24
6.15	Alterations	24
6.16	OFAC	25
6.17	Embargoed Person	25
6.18	Liens	25
6.19	Dissolution	25
6.20	Zoning; No Joint Assessment	26
6.21	Name, Identity, Structure, or Principal Place of Business	26
6.22	ERISA	26
6.23	Material Agreements	27
6.24	Interest Rate Cap Agreement	27
6.25	Title Insurance Proceeds	28
6.26	Crowdfunding	29
6.27	Title to Collateral	29
6.28	Inclusionary Housing Program	29
6.29	Section 421-a Tax Benefits	29
6.30	Permanent Certificate of Occupancy	29
6.31	Intentionally Omitted	29
6.32	FRESH Declaration	29
6.33	Violations	29
6.34	Temporary Certificate of Occupancy	29
6.35	The Project	29
6.36	Radon	30

ARTICLE 7	TRANSFERS OF THE MORTGAGED PROPERTY OR INTERESTS IN BORROWER	31

7.01	No Sale/Encumbrance	31
7.02	Permitted Equity Transfers	32
7.03	Additional Conditions	34
7.04	Lender’s Rights	34

ARTICLE 8	CASH MANAGEMENT	34

8.01	Establishment of Account	34
8.02	Cash Management Account	35
8.03	Mezzanine Cash Management	35

8.04	Other Matters	35

ARTICLE 9	INSURANCE; CASUALTY; CONDEMNATION	35

9.01	Insurance	35
9.02	Casualty	36
9.03	Condemnation	37
9.04	Restoration	37

ARTICLE 10	DEFAULTS	38

10.01	Events of Default	38
10.02	Remedies	42
10.03	Remedies Cumulative; Waivers	43

ARTICLE 11	SECONDARY MARKET TRANSACTIONS; SERVICING	44

11.01	Sale of Notes and Securitization	44
11.02	Securitization Indemnification	45
11.03	Servicer	46
11.04	Severance of Loan; Intervening Mezzanine Loan	46
11.05	REMIC Savings Clause	47

ARTICLE 12	MISCELLANEOUS	48

12.01	Survival	48
12.02	Lender’s Discretion	48
12.03	Governing Law	48
12.04	Modification, Waiver in Writing	49
12.05	Delay Not a Waiver	49
12.06	Notices	49
12.07	Trial by Jury	50
12.08	Headings	50
12.09	Severability	50
12.10	Preferences	50
12.11	Waiver of Notice	51
12.12	Remedies of Borrower	51
12.13	Expenses; Indemnity	51
12.14	Applicable Law	53
12.15	Taxes	54
12.16	Schedules and Exhibits Incorporated	55
12.17	Offsets, Counterclaims and Defenses	55
12.18	No Joint Venture or Partnership; No Third Party Beneficiaries	55
12.19	Publicity	55
12.20	Waiver of Marshalling of Assets	55
12.21	Waiver of Counterclaim	56
12.22	Conflict; Construction of Documents; Reliance	56
12.23	Brokers and Financial Advisors	56

12.24	Prior Agreements	57
12.25	Uniform Commercial Code Security Agreement	57
12.26	Certain Additional Rights of Lender (VCOC)	57
12.27	Joint and Several Liability	58

ARTICLE 13	MORTGAGE LOAN	58

13.01	Mortgage Loan Notice..	58
13.02	Mortgage Loan Estoppels.	58
13.03	Mezzanine Intercreditor..	58
13.04	Intentionally Omitted.	58
13.05	Notices from Mortgage Lender..	59

MEZZANINE MULTIFAMILY LOAN AND SECURITY AGREEMENT

THIS MEZZANINE MULTIFAMILY LOAN AND SECURITY AGREEMENT, dated as of May 2, 2025 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between MF1 CAPITAL LLC, a Delaware limited liability company, having an address at 41 Madison Avenue, 41st Floor, New York, New York 10010 (together with its successors and/or assigns, “Lender”) and DEAN MEMBER LLC, a Delaware limited liability company having an address at 4611 12th Avenue, Suite 1L, Brooklyn, New York 11219 (“Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE 1         DEFINITIONS; PRINCIPLES OF CONSTRUCTION

1.01	Definitions. Capitalized terms not otherwise defined in the body of this Agreement will have the meanings set forth in the Definitions Schedule attached as Schedule 1 to this Agreement.

1.02

Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein will be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2         GENERAL LOAN TERMS

2.01

Loan Terms. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date. The Loan will be evidenced by the Note and will bear interest and be paid in accordance with the payment terms set forth in the Note and this Agreement. Any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.02

Use of Proceeds. Borrower will use the proceeds of the Loan only to (a) acquire the Collateral or repay and discharge any existing loans relating to the Collateral, (b) make initial deposits into the Reserve Accounts on the Closing Date in the amounts provided herein, (c) pay costs, fees and expenses incurred in connection with the closing of the Loan, as approved by Lender, (d) return equity to Borrower, (e) fund any working capital requirements of the Collateral, and (f) make equity contributions to Mortgage Borrower; provided that Borrower shall (and shall cause Mortgage Borrower, to the extent applicable) to use each Additional Advance solely for the purposes contemplated by Section 2.03 hereof.

2.03	Loan Advances.

(a)         Borrower shall receive, on the date hereof, one borrowing hereunder with respect to the Note in the amount shown on Lender’s settlement statement prepared in connection with the closing of the Loan.

(b)         Upon the earlier to occur of (x) the date on which the balance of the Shortfall Reserve Account is drawn below $500,000.00 for the first (1st) time during the term of the Mortgage Loan and (y) the applicable Additional Advance End Date, provided that (A) no Default or Event of Default then exists, and (B) the Shortfall Reserve Account Release Date has not yet occurred, Lender shall fund one (1) additional advance of the Loan (which advance shall be treated as a contribution by Borrower to Mortgage Borrower and Borrower hereby directs Lender to deposit such advance into the Shortfall Reserve Account held by Mortgage Lender) in an amount equal to $4,250,000.00 (the “Shortfall Additional Advance”), subject to the satisfaction of the following terms and conditions:

(i)         no more than one (1) Shortfall Additional Advance shall be permitted hereunder;

(ii)         Borrower shall have obtained evidence as may be required by Lender, including an updated title report, showing title to the Property to be vested in Mortgage Borrower, with no subordinate items and with no exceptions to title of the Property other than Permitted Encumbrances (with affirmative insurance that no Taxes are delinquent, no mechanic’s or supplier’s liens have attached (or if inchoate mechanic’s or supplier’s liens have, that they are subordinate to the lien of the Security Instrument));

(iii)         no Casualty or Condemnation shall have occurred;

(iv)         Borrower shall have paid to Lender a draw fee of $750 and reimbursed all of Lender’s outstanding fees and expenses relating to the Shortfall Additional Advance, the Loan and/or the Mortgage Loan; and

(v)         in no event shall the amount of the Shortfall Additional Advance be greater than the lesser of (x) the Maximum Shortfall Additional Advance Amount and (y) the amount that, together with all previous Additional Advances, equals the Maximum Additional Advance Amount.

For the avoidance of doubt, if the Shortfall Additional Advance has not been fully disbursed to Borrower in accordance with this Agreement by the earlier to occur of (I) the Shortfall Reserve Account Release Date and (II) the applicable Additional Advance End Date, then Lender’s commitment to fund all or any portion of the Shortfall Additional Advance shall immediately terminate and Lender shall thereafter have no further obligation to make any Shortfall Additional Advance under this Agreement.

(c)         Provided no Default or Event of Default then exists, Lender agrees to fund one (1) additional advance of the Loan directly to Borrower (the “Unabated Tax Earn-Out Additional Advance”), subject to the satisfaction of the following terms and conditions:

(i)         at least fifteen (15) Business Days (but not more than sixty (60) days) prior to the date on which Borrower requests that the Unabated Tax Earn-Out Additional Advance be made (which date on which the Unabated Tax Earn-Out Additional Advance is proposed to be made may only be the fifteenth (15th) day of a calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day)), Borrower shall have delivered to Lender a written request indicating the requested amount of the Unabated Tax Earn-Out Additional Advance;

(ii)         the requested disbursement date for the Unabated Tax Earn-Out Additional Advance shall be no later than the applicable Additional Advance End Date;

(iii)         no more than one (1) Unabated Tax Earn-Out Additional Advance shall be permitted hereunder;

(iv)         Borrower shall have obtained evidence as may be required by Lender, including an updated title report, showing title to the Property to be vested in Mortgage Borrower, with no subordinate items and with no exceptions to title of the Property other than Permitted Encumbrances (with affirmative insurance that no Taxes are delinquent, no mechanic’s or supplier’s liens have attached (or if inchoate mechanic’s or supplier’s liens have, that they are subordinate to the lien of the Security Instrument));

(v)         no Casualty or Condemnation shall have occurred;

(vi)         Borrower shall have paid to Lender a draw fee of $750 and reimbursed all of Lender’s outstanding fees and expenses relating to the Unabated Tax Earn-Out Additional Advance, the Loan and/or the Mortgage Loan;

(vii)         Borrower shall have provided evidence reasonably satisfactory and acceptable to Lender that the Property is receiving 421-a Tax Benefits; and

(viii)         in no event shall the amount of the Unabated Tax Earn-Out Additional Advance be for an amount more than the lesser of (1) the amount that, together with all previous Unabated Tax Additional Advances, equals the Maximum Unabated Tax Additional Advance Amount and (2) the amount that, together with all previous Additional Advances, equals the Maximum Additional Advance Amount.

(d)         If the Unabated Tax Earn-Out Additional Advance has not been disbursed to Borrower in accordance with Section 2.03(c) above by June 1, 2025, then, so long as no Default or Event of Default then exists, on June 15, 2025 (or, if such day is not a Business Day, the immediately succeeding Business Day), Lender shall fund one (1) additional advance of the Loan in an amount equal to $1,000,000.00 (the “First Unabated Tax Reserve Additional Advance”) directly into the Tax Reserve Account (which advance shall be treated as a contribution by Borrower to Mortgage Borrower and Borrower hereby directs Lender to deposit such advance into the Tax Reserve Account), which funds shall be held and disbursed by Mortgage Lender subject to the conditions set forth in Section 4.01 of the Mortgage Loan Agreement. If the Unabated Tax Earn-Out Additional Advance has not been disbursed to Borrower in accordance with Section 2.03(c) above by December 1, 2025, then, so long as no Default or Event of Default then exists, on December 15, 2025 (or, if such day is not a Business Day, the immediately succeeding Business Day), Lender shall fund one (1) additional advance of the Loan in an amount equal to $1,000,000.00 (the “Second Unabated Tax Reserve Additional Advance”; together with the First Unabated Tax Reserve Additional Advance, each an “Unabated Tax Reserve Additional Advance”; each Unabated Tax Reserve Additional Advance and any Unabated Tax Earn-Out Additional Advance being referred to herein as an “Unabated Tax Additional Advance”) directly into the Tax Reserve Account (which advance shall be treated as a contribution by Borrower to Mortgage Borrower and Borrower hereby directs Lender to deposit such advance into the Tax Reserve Account), which funds shall be held and disbursed by Mortgage Lender subject to the conditions set forth in Section 4.01 of the Mortgage Loan Agreement. For the avoidance of doubt, upon the making of the Second Unabated Tax Reserve Additional Advance in accordance with this Section 2.03(d), Lender shall thereafter have no further obligation to make any Unabated Tax Earn-Out Additional Advance under this Agreement.

(e)         Provided no Default or Event of Default then exists, Lender agrees to fund additional advances of the Loan requested by Borrower from time to time for the payment of the costs of Approved Leasing Expenditures (each, a “TI/LC Additional Advance”), subject to the satisfaction of the following terms and conditions:

(i)         at least fifteen (15) Business Days (but not more than sixty (60) days) prior to the date on which Borrower requests that the TI/LC Additional Advance be made (which date on which the TI/LC Additional Advance is proposed to be made may only be the fifteenth (15th) day of a calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day)), Borrower shall have delivered to Lender a written request indicating the requested amount of the TI/LC Additional Advance, and specifying the Approved Leasing Expenditure for which such TI/LC Additional Advance is sought (a “TI/LC Advance Request”);

(ii)         the requested disbursement date for such TI/LC Additional Advance shall be no later than the applicable Additional Advance End Date;

(iii)         no more than one (1) TI/LC Additional Advance shall be permitted in a thirty (30) day period;

(iv)         no TI/LC Additional Advance shall be requested or advanced for an amount less than the Minimum Advance Amount (other than the last requested TI/LC Additional Advance, if less);

(v)         in connection with each $500,000.00 (in the aggregate) of TI/LC Additional Advances, if requested by Lender, Borrower shall have obtained evidence as may be reasonably required by Lender, including an updated title report, showing title to the Property to be vested in Mortgage Borrower, with no subordinate items and with no exceptions to title of the Property other than Permitted Encumbrances (with affirmative insurance that no Taxes are delinquent, no mechanic’s or supplier’s liens have attached (or if inchoate mechanic’s or supplier’s liens have, that they are subordinate to the lien of the Security Instrument));

(vi)         no Casualty or Condemnation shall have occurred;

(vii)         Borrower shall have paid to Lender a draw fee of $750 and reimbursed all of Lender’s outstanding fees and expenses relating to the TI/LC Additional Advance, the Loan and/or the Mortgage Loan;

(viii)         if requested by Lender, Borrower shall have delivered to Lender evidence satisfactory to Lender showing payment of all bills and charges for which TI/LC Additional Advances have been previously made pursuant to this Agreement together with lien waivers with respect thereto;

(ix)         Lender shall have received an Officer’s Certificate with respect to the applicable Approved Leasing Expenditure to be funded by such TI/LC Additional Advance (1) stating that the applicable work with respect to which the TI/LC Additional Advance has been requested has been completed in good and workmanlike manner in accordance with all Applicable Laws and the applicable Lease (and if requested by Lender, Lender (or Lender’s construction consultant) shall have completed a satisfactory inspection of the Property at Borrower’s expense in order to verify such completion), (2) including (in the first TI/LC Advance Request for any particular Approved Leasing Expenditure) a copy of any license, permit or other approval by any Governmental Authority required to commence the applicable Approved Leasing Expenditure, (3) including copies of all Leases, commission/fee agreements, bills, invoices, receipts and other documentation requested by Lender to be reimbursed or paid by the TI/LC Additional Advance, (4) to the extent not already provided, paid invoices or other evidence reasonably satisfactory to Lender that all previous disbursements of TI/LC Additional Advances have been used to pay the costs for which the same were requested, (5) identifying each Person that supplied materials or labor in connection with the Approved Leasing Expenditure to be funded by the requested TI/LC Additional Advance, (6) certifying that each such Person has been paid in full or will be paid in full in respect of such work promptly after receipt of such TI/LC Additional Advance, and (7) if requested by Lender, accompanied by conditional lien waivers or other evidence of lien release upon payment reasonably satisfactory to Lender;

(x)         Lender shall have approved the proposed Lease to which the requested disbursement relates (including any applicable commission/fee agreements);

(xi)         in no event shall the amount of any TI/LC Additional Advance requested with respect to any Approved Leasing Expenditure be for an amount more than the lowest of (1) the actual cost incurred by Mortgage Borrower for such Approved Leasing Expenditure, (2) the amount that, together with all previous TI/LC Additional Advances, equals the Maximum TI/LC Additional Advance Amount and (3) the amount that, together with all previous Additional Advances, equals the Maximum Additional Advance Amount; and

(xii)         notwithstanding anything in this Section 2.03(e) to the contrary, (1) no TI/LC Additional Advance shall be made to pay for Approved Leasing Expenditures other than Approved Leasing Expenditures for a Closing Date Vacant Commercial Unit, and (2) in no event shall TI/LC Additional Advances be made for the payment of TIs and/or LCs with respect to any individual Commercial Unit in an amount that exceeds, in the aggregate, the Allocated TI Release Amount or Allocated LC Release Amount (respectively) with respect to such individual Commercial Unit.

In the event that Borrower satisfies the TI/LC Additional Advance Final Disbursement Conditions (and if, at such time, the Maximum TI/LC Additional Advance Amount has not been fully disbursed to Borrower in accordance with this Agreement), then so long as no Default or Event of Default then exists, Lender shall, upon Borrower’s written request therefor, make a TI/LC Additional Advance, (I) if the Shortfall Reserve Account Release Date has not yet occurred, into the Shortfall Reserve Account (which advance shall be treated as a contribution by Borrower to Mortgage Borrower and Borrower hereby directs Lender to deposit such advance into the Shortfall Reserve Account held by Mortgage Lender), which funds shall be held in such Shortfall Reserve Account and disbursed by Mortgage Lender subject to the applicable conditions set forth in Section 4.08 of the Mortgage Loan Agreement, or (II) if the Shortfall Reserve Account Release Date has occurred, to Borrower. The amount of such TI/LC Additional Advance pursuant to the immediately preceding sentence shall be in an aggregate amount such that such TI/LC Additional Advance, together with all previous TI/LC Additional Advances, equals the Maximum TI/LC Additional Advance Amount.

Furthermore, if the Maximum TI/LC Additional Advance Amount has not been fully disbursed to Borrower in accordance with this Agreement by the applicable Additional Advance End Date, then so long as no Default or Event of Default then exists, on the applicable Additional Advance End Date (or, if such day is not a Business Day, the immediately succeeding Business Day), Lender shall make a TI/LC Additional Advance, into the Future TI/LC Reserve Account (which advance shall be treated as a contribution by Borrower to Mortgage Borrower and Borrower hereby directs Lender to deposit such advance into the Future TI/LC Reserve Account held by Mortgage Lender), in an amount such that such TI/LC Additional Advance, together with all previous TI/LC Additional Advances, equals the Maximum TI/LC Additional Advance Amount (the “TI/LC Final Advance”), which funds shall be held in the Future TI/LC Reserve Account and disbursed by Mortgage Lender subject to the conditions set forth in Section 4.09 of the Mortgage Loan Agreement (assuming the Extension Conditions have been satisfied and the Maturity Date has been extended pursuant to the Loan Documents).

(f)         Provided no Default or Event of Default then exists, Lender agrees to fund one (1) additional advance of the Loan in an amount up to the Maximum Initial Earn-Out Additional Advance Amount (the “Initial Earn-Out Additional Advance”), subject to the satisfaction of the following terms and conditions:

(i)         at least fifteen (15) Business Days (but not more than sixty (60) days) prior to the date on which Borrower requests that the Initial Earn-Out Additional Advance be made (which date may only be the fifteenth (15th) day of a calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day)), Borrower shall have delivered to Lender a written request for the Initial Earn-Out Additional Advance;

(ii)         the requested disbursement date for such Initial Earn-Out Additional Advance shall be no later than the applicable Additional Advance End Date;

(iii)         Borrower shall have paid to Lender a draw fee of $750 and reimbursed all of Lender’s outstanding fees and expenses relating to the Initial Earn-Out Additional Advance, the Loan and/or the Mortgage Loan;

(iv)         Lender shall have determined that there are sufficient funds in the Shortfall Reserve Account to pay for all anticipated Debt Service (Combined) and operating expense shortfalls for the Property from the anticipated date that the Initial Earn-Out Additional Advance is to be made through the Scheduled Maturity Date; and

(v)         all of the Initial Earn-Out Additional Advance Conditions shall have been satisfied (as determined by Lender).

(g)         Provided no Default or Event of Default then exists, Lender agrees to fund one (1) additional advance of the Loan in an amount up to the Maximum Second Earn-Out Additional Advance Amount (the “Second Earn-Out Additional Advance”), subject to the satisfaction of the following terms and conditions:

(i)         at least fifteen (15) Business Days (but not more than sixty (60) days) prior to the date on which Borrower requests that the Second Earn-Out Additional Advance be made (which date may only be the fifteenth (15th) day of a calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day)), Borrower shall have delivered to Lender a written request for the Second Earn-Out Additional Advance;

(ii)         the requested disbursement date for such Second Earn-Out Additional Advance shall be no later than the applicable Additional Advance End Date;

(iii)         Borrower shall have paid to Lender a draw fee of $750 and reimbursed all of Lender’s outstanding fees and expenses relating to the Second Earn-Out Additional Advance, the Loan and/or the Mortgage Loan;

(iv)         Lender shall have determined that there are sufficient funds in the Shortfall Reserve Account to pay for all anticipated Debt Service (Combined) and operating expense shortfalls for the Property from the anticipated date that the Second Earn-Out Additional Advance is to be made through the Scheduled Maturity Date; and

(v)         all of the Second Earn-Out Additional Advance Conditions shall have been satisfied (as determined by Lender).

(h)         Provided no Default or Event of Default then exists, Lender agrees to fund one (1) additional advance of the Loan in an amount up to the Maximum Final Earn-Out Additional Advance Amount (the “Final Earn-Out Additional Advance”), subject to the satisfaction of the following terms and conditions:

(i)         at least fifteen (15) Business Days (but not more than sixty (60) days) prior to the date on which Borrower requests that the Final Earn-Out Additional Advance be made (which date may only be the fifteenth (15th) day of a calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day)), Borrower shall have delivered to Lender a written request for the Final Earn-Out Additional Advance;

(ii)         the requested disbursement date for such Final Earn-Out Additional Advance shall be no later than the applicable Additional Advance End Date;

(iii)         Borrower shall have paid to Lender a draw fee of $750 and reimbursed all of Lender’s outstanding fees and expenses relating to the Final Earn-Out Additional Advance, the Loan and/or the Mortgage Loan;

(iv)         Lender shall have determined that there are sufficient funds in the Shortfall Reserve Account to pay for all anticipated Debt Service (Combined) and operating expense shortfalls for the Property from the anticipated date that the Final Earn-Out Additional Advance is to be made through the Scheduled Maturity Date; and

(v)         all of the Final Earn-Out Additional Advance Conditions shall have been satisfied (as determined by Lender).

(i)         Provided no Default or Event of Default then exists, Lender agrees to fund one (1) additional advance of the Loan in an amount up to the Maximum Performance Earn-Out Additional Advance Amount (the “Performance Earn-Out Additional Advance”; together with the Shortfall Additional Advance, any Unabated Tax Additional Advance, TI/LC Additional Advance, Initial Earn-Out Additional Advance, Second Earn-Out Additional Advance, and Final Earn-Out Additional Advance, each an “Additional Advance”), subject to the satisfaction of the following terms and conditions:

(i)         at least fifteen (15) Business Days (but not more than sixty (60) days) prior to the date on which Borrower requests that the Performance Earn-Out Additional Advance be made (which date may only be the fifteenth (15th) day of a calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day)), Borrower shall have delivered to Lender a written request for the Performance Earn-Out Additional Advance;

(ii)         the requested disbursement date for such Performance Earn-Out Additional Advance shall be no later than the applicable Additional Advance End Date;

(iii)         Borrower shall have paid to Lender a draw fee of $750 and reimbursed all of Lender’s outstanding fees and expenses relating to the Performance Earn-Out Additional Advance, the Loan and/or the Mortgage Loan;

(iv)         Lender shall have determined that there are sufficient funds in the Shortfall Reserve Account to pay for all anticipated Debt Service (Combined) and operating expense shortfalls for the Property from the anticipated date that the Performance Earn-Out Additional Advance is to be made through the next occurring applicable Maturity Date; and

(v)         all of the Performance Earn-Out Additional Advance Conditions shall have been satisfied (as determined by Lender).

(j)         Borrower acknowledges and agrees that Lender may, in its sole and absolute discretion, waive one or more conditions precedent to the making of an Additional Advance, but that no such waiver shall constitute a course of conduct or otherwise obligate Lender to grant such waiver or any other waiver in the future. The obligations of Borrower under this Agreement and the other Loan Documents shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender by reason of Lender’s failure to make any Additional Advance. Borrower agrees that it shall not assert (and shall not have) any defense (including the assertion of any right of rescission, set-off, counterclaim or defense) to the payment of Debt owed to Lender in the event Lender breaches any obligation to make an Additional Advance that it is required to make hereunder. The making of any Additional Advance by Lender at the time when an Event of Default exists shall not be deemed a waiver or cure by Lender of that Event of Default, nor shall Lender’s rights and remedies be prejudiced in any manner thereby. Borrower acknowledges and agrees that Lender may engage a third-party consultant to assist in reviewing Borrower’s compliance with any conditions necessary for the making of an Additional Advance and Borrower shall pay all of Lender’s costs, fees and expenses (including, without limitation, reasonable attorney’s fees, costs of Appraisals, title insurance premiums, third-party consultant fees, recording costs and mortgage taxes (if any)), associated with any Additional Advance or any request therefor.

2.04	Interest; Required Payments.

(a)         Interest. From and after the date hereof, interest on the Outstanding Principal Balance shall accrue at the Interest Rate and be payable as hereinafter provided. Upon the occurrence and during the continuance of an Event of Default, interest on the Outstanding Principal Balance and, to the extent permitted by Applicable Law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by Applicable Law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Pledge Agreement. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

(i)         On the date hereof, Borrower shall pay to Lender an amount equal to interest only on the Outstanding Principal Balance for the Interest Period in which the Closing Date occurs;

(ii)         On the Payment Date occurring in June, 2025 and on each Payment Date thereafter up to and including the Maturity Date, Borrower shall pay to Lender the Monthly Payment Amount; and

(iii)         Borrower shall pay the entire outstanding Debt to Lender on the Maturity Date.

(b)         So long as no Event of Default then exists, all payments made hereunder will be applied (i) first to amounts due and payable with respect to the Loan other than principal and interest (but including interest at the Default Rate), and then (ii) to accrued and unpaid interest at the Interest Rate, and then (iii) to the Outstanding Principal Balance.

(c)         Interest on the Outstanding Principal Balance shall be calculated by multiplying (i) the actual number of days elapsed in the period for which the calculation is being made by (ii) the Interest Rate divided by three hundred sixty (360) by (iii) the Outstanding Principal Balance.

(d)         Payments will be paid by Borrower, without set-off or counterclaim, by wire transfer to Lender at Lender’s office or such other location or account as Lender may specify to Borrower from time to time, in federal or other immediately available funds in lawful money of the United States of America, not later than 2:00 p.m., New York City time, on each Payment Date. For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day.

(e)         If any principal, interest or any other sum due under the Loan Documents (other than the Outstanding Principal Balance due and payable on the Maturity Date) is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of (i) five percent (5%) of such unpaid sum or (ii) the maximum amount permitted by Applicable Law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Pledge Agreement and the other Loan Documents to the extent permitted by Applicable Law.

(f)         If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Debt which is less than all amounts due and payable at such time, then Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender (unless otherwise required by Applicable Law), in Lender’s sole but reasonable discretion (provided, however, if an Event of Default occurs or is continuing, then such determination shall be made in Lender’s sole and absolute discretion). Neither Lender’s acceptance of an amount that is less than all amounts then due and payable, nor Lender’s application of such payment in the manner authorized, will constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Debt, Borrower’s obligations under this Agreement, the Note and all other Loan Documents will remain unchanged.

2.05	Prepayments.

(a)         Voluntary Prepayments. Except as otherwise expressly provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date. On the Payment Date occurring in August, 2025 (the “Permitted Prepayment Date”) or on any Business Day thereafter, Borrower may, at its option and upon ten (10) Business Days’ prior written notice to Lender, prepay the Loan in whole, but not in part, provided that such prepayment is accompanied by (i) (1) if such prepayment occurs on any day during the calendar month on or prior to the eleventh (11th) day of such calendar month, all interest which would have accrued on the amount of the Loan through and including the last day of the Interest Period in which such prepayment occurs, or (2) if such prepayment occurs on any day during a calendar month on or after the twelfth (12th) day of such calendar month through and including the last day of such calendar month, all interest which would have accrued on the amount of the Loan through and including the last day of the Interest Period related to the Payment Date next occurring following the date of such prepayment, unless such interest is paid to Lender as part of the Yield Maintenance Premium (if any), (ii) all other sums due and payable under this Agreement and the other Loan Documents (including all of Lender’s costs and expenses incurred thereby in connection with such prepayment), (iii) the Yield Maintenance Premium (if any) applicable to such payment and (iv) a voluntary prepayment in full of the Mortgage Loan pursuant to Section 2.05(a) of the Mortgage Loan Agreement. For the avoidance of doubt, the Yield Maintenance Premium are earned as of the Closing Date, and immediately due and payable in connection with the repayment in full of the Debt and/or in the event the Debt is accelerated after the occurrence of an Event of Default. For the sake of clarity, Lender shall not be required to accept any repayment in full of the Loan without a simultaneous repayment in full of the Mortgage Loan.

(b)         Mandatory Prepayments. On each date on which Mortgage Borrower is entitled, pursuant to the terms and conditions of the Mortgage Loan Agreement, to receive any Net Proceeds (i.e. such Net Proceeds are not required to be used for Restoration or to be applied to prepay the Mortgage Loan), Borrower shall prepay the Outstanding Principal Balance together with all interest which would have accrued on the amount of the Loan through and including the last day of the Interest Period related to the Payment Date next occurring following the date of such prepayment (or, if such prepayment occurs on a Payment Date, through and including the last day of the Interest Period related to such Payment Date) in an amount equal to one hundred percent (100%) of such Net Proceeds. Provided that on the date of the related Casualty or Condemnation no Event of Default has occurred and is continuing, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this clause (b).

(c)         If, following an Event of Default, Borrower tenders payment of all or any part of the Debt, or if all or any portion of the Debt is recovered by Lender after such Event of Default, Borrower shall pay, in addition to the Debt, (i) (A) with respect to any prepayment made or due prior to the Permitted Prepayment Date (it being agreed that such tender or recovery shall be deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.05(a) above), an amount equal to the greater of (1) two percent (2%) of the outstanding principal amount of the Loan to be prepaid or satisfied or (2) the Yield Maintenance Premium or (B) with respect to any prepayment made or due on or after the Permitted Prepayment Date, an amount equal to the Yield Maintenance Premium, and (ii) all interest which would have accrued on the amount of the Loan through and including the last day of the Interest Period related to the Payment Date next occurring following the date of such prepayment (or, if such prepayment occurs on a Payment Date, through and including the last day of the Interest Period related to such Payment Date).

(d)         Intentionally omitted.

(e)         Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, in no event shall Borrower permit Mortgage Borrower or any other Person to repay (which shall be deemed to include any prepayment in connection with any acceleration of the Mortgage Loan and any acquisition of the Mortgage Loan by any Affiliate of Mortgage Borrower or Guarantor) the Mortgage Loan, in whole or in part, unless the Debt is contemporaneously repaid in full in accordance with the applicable terms and conditions of this Agreement. Borrower’s failure to comply with the foregoing shall, at Lender’s option, constitute an Event of Default hereunder.

2.06

Usury Savings. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.07

Breakage Indemnity. Borrower shall indemnify Lender against any Losses which Lender may actually sustain or incur in liquidating or redeploying deposits from third parties acquired to effect or maintain the Loan or any part thereof as a consequence of (i) any payment or prepayment of the Loan or any portion thereof made on a date other than a Payment Date and (ii) any failure to pay the Debt or any part thereof or interest accrued thereon, as and when due and payable (at the date thereof or otherwise, and whether by acceleration or otherwise). Lender shall deliver to Borrower a statement for any such sums which it or any Lender is entitled to receive pursuant to this Section 2.07, which statement shall be binding and conclusive absent manifest error. Borrower’s obligations under this Section 2.07 are in addition to Borrower’s obligations to pay any Yield Maintenance Premium applicable to a payment or prepayment of the Outstanding Principal Balance.

ARTICLE 3         EXCULPATION

3.01

Non-Recourse. Except as otherwise provided herein, in the Pledge Agreement or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note or the Pledge Agreement by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Pledge Agreement, the other Loan Documents, and the interest in the Collateral and any other collateral given to Lender created by this Agreement, the Note, the Pledge Agreement and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Collateral and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note and the Pledge Agreement, agrees that it shall not, except as otherwise provided herein or in the Pledge Agreement, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Pledge Agreement or the other Loan Documents. The provisions of this Section 3.01 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Pledge Agreement or the other Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Pledge Agreement; (iii) affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity), guaranty (including, without limitation, the Guaranty and the Completion Guaranty), master lease or similar instrument made in connection with this Agreement, the Note, the Pledge Agreement, or the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; or (v) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to preserve or enforce its rights and remedies against the Collateral.

3.02

Loss Carveouts. Notwithstanding the provisions of Section 3.01 to the contrary, Borrower shall be personally liable to Lender for the Losses Lender incurs arising out of or in connection with the following:

(a)         willful misconduct, material misrepresentation or failure to disclose a material fact by Borrower, Mortgage Borrower, SPC Party, Guarantor, Sponsor or any Borrower Party in connection with the Loan;

(b)         Borrower’s or Mortgage Borrower’s, as applicable, misapplication or misappropriation of any Additional Advance, Security Deposits, Rents, Payments (as defined in the Collateral Assignment of Interest Rate Cap Agreement), Insurance Proceeds or Awards, provided, however, that any funds applied by Borrower or Mortgage Borrower, as applicable, pursuant to the terms and conditions of the Loan Documents shall not be considered “misapplied” or “misappropriated” for the purposes of this subsection (b);

(c)         Mortgage Borrower’s failure to pay Taxes (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Mortgage Lender pursuant to the terms of Section 4.01 of the Mortgage Loan Agreement), Other Charges, charges for labor or materials or other charges that can create a Lien on the Property, in each case to the extent revenue from the Property is sufficient to pay such amounts;

(d)         Mortgage Borrower’s failure to maintain insurance as required under the Loan Documents (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Mortgage Lender pursuant to the terms of Section 4.02 of the Mortgage Loan Agreement) to the extent revenue from the Property is sufficient to pay such amounts;

(e)         the removal or disposal of any Personal Property from the Property by Borrower, Mortgage Borrower, SPC Party, Guarantor, Sponsor or any Borrower Party and not replaced with Personal Property of the same utility and of the same or greater value (unless such removed or disposed of Personal Property (i) is obsolete, worn out or damaged, (ii) is no longer required for use in connection with the operation, management, maintenance or business conducted at the Property and (iii) has a de minimis value);

(f)         any act of waste or arson by Borrower, Mortgage Borrower, SPC Party, Guarantor, Sponsor or any Borrower Party;

(g)         without the prior written consent of Lender to the extent required pursuant to the Mortgage Loan Documents, Mortgage Borrower entering into any amendment, extension, modification or termination of any Major Lease;

(h)         the breach of any representation, warranty, covenant or indemnification provision in this Agreement, in the Environmental Indemnity or in the other Loan Documents concerning Environmental Laws and Hazardous Materials and any indemnification of Lender with respect thereto in any Loan Document;

(i)         Borrower’s failure to pay all transfer and recording taxes due to any Governmental Authority in the event of a foreclosure of the Collateral, assignment in lieu or other transfer of the Collateral to Lender or Lender’s designee; provided, however, that Borrower shall not be liable under this clause (i) if (A) Lender makes a written request to Borrower to structure and effectuate a foreclosure, assignment in lieu of foreclosure or other transfer of the Collateral or a direct or indirect interest in Borrower designed to minimize or obviate such transfer and/or recording taxes and (B) within thirty (30) days of such request (or such longer period as provided in Lender’s written request), Borrower cooperates with Lender to structure and effectuate the same;

(j)         Borrower fails to comply with the provisions of Section 8.02;

(k)         Borrower’s failure to cooperate in transferring any Licenses requested by Lender in connection with any foreclosure of the Collateral, assignment in lieu or other transfer of the Collateral to Lender or Lender’s designee;

(l)         if, after the occurrence of a Casualty, the Property cannot be restored to the condition it existed prior to such Casualty or used for the same purposes as it was being used prior to such Casualty, in each case, pursuant to Applicable Law and zoning regulations or the ZLDA;

(m)         the failure to purchase or replace (as applicable) any Interest Rate Cap Agreement or replacement Interest Rate Cap Agreement (as applicable), in each case, as and when required by the terms hereof;

(n)         Borrower, Mortgage Borrower, or SPC Party defaults under Section 5.02 (or Section 5.02 of the Mortgage Loan Agreement, as applicable), other than defaults which result in a substantive consolidation of Borrower, Mortgage Borrower or SPC Party with any other Person in a bankruptcy or similar proceeding (which are covered below);

(o)         Borrower’s, Mortgage Borrower’s, SPC Party’s, any Guarantor’s, Sponsor’s or any Borrower Party’s delay, interference with or frustration of, or failure to cooperate with, Lender’s exercise of rights and remedies provided under the Loan Documents after the occurrence of an Event of Default (including, without limitation, any interference with the new members of Borrower’s ability to cause Mortgage Borrower to obtain or maintain the 421-a Tax Benefits following a foreclosure, assignment in lieu thereof, or similar exercise of Lender’s remedies), subject to the right of Borrower and/or Mortgage Borrower to raise in good faith any counterclaim it may have under the Applicable Law;

(p)         (i) once the TCO Condition has occurred, any failure of the Property to thereafter have a TCO or a Permanent CO in effect or (ii) any breach by Borrower of any representation, warranty or covenant contained in Section 6.30 and/or 6.34 hereof (or by Mortgage Borrower of any representation, warranty or covenant contained in Section 6.30 and/or 6.34 of the Mortgage Loan Agreement);

(q)         (i) the Property fails to qualify for the 421-a Tax Benefits in accordance with the terms of this Agreement; (ii) after the Property obtains its 421-a Tax Benefits, the Property fails to maintain its 421-a Tax Benefits; (iii) Mortgage Borrower breaches, fails to comply with the terms of, or otherwise fails to perform its obligations under the Restrictive Declaration, the Regulatory Agreement, the 421-a Tax Benefits Program, and/or applicable Rent Regulations; and/or (iv) any breach or violation by Borrower of the representations and/or covenants contained in Sections 6.28 and/or 6.29 hereof (or by Mortgage Borrower of the representations and/or covenants contained in Sections 5.01-40 and/or 5.01-44 of Schedule 2 of the Mortgage Loan Agreement or Sections 6.28 and/or 6.29 of the Mortgage Loan Agreement);

(r)         intentionally omitted;

(s)         intentionally omitted;

(t)         any breach by Borrower of any representation, warranty or covenant contained in Section 6.33 hereof (or by Mortgage Borrower of any representation, warranty or covenant contained in Section 6.33 of the Mortgage Loan Agreement);

(u)         in the event of a Condemnation, if any portion of the Property is lying within the bed or any street, avenue, parkway, expressway, park, public place or catch-basin as said street, avenue, parkway, expressway, park, public place or catch-basin is shown on the “present City map” as such term is used in each of the documents recorded at Reel 2320 Page 1453, Reel 615 Page 1800 and Reel 3172 Page 2246; or

(v)         the existence of any Violations.

3.03

Full Recourse Carveouts. Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Section 3.01 above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt shall be fully recourse to Borrower in the event that:

(a)         Borrower, Mortgage Borrower or SPC Party defaults under Section 5.02 (or Section 5.02 of the Mortgage Loan Agreement, as applicable) which default results in a substantive consolidation of Borrower, Mortgage Borrower or SPC Party with any other Person in a bankruptcy or similar proceeding;

(b)         any default occurs under Article 7 hereof (other than defaults resulting from a failure to pay Taxes or Other Charges or charges for labor or materials or other charges that can create a Lien on the Property, in each case, that are covered in Section 3.02(c) hereof);

(c)         a Bankruptcy Event occurs;

(d)         Borrower fails to obtain Lender’s prior written consent to any subordinate financing or other voluntary Lien encumbering the Collateral;

(e)         any Borrower Party commits fraud in connection with the Loan;

(f)         intentionally omitted;

(g)         (i) if Borrower, Mortgage Borrower or any Affiliate of Borrower or Mortgage Borrower causes Borrower, Mortgage Borrower and/or any SPC Party to amend or otherwise modify its organizational documents in order to amend or repeal its election to be governed by Article 8 of the UCC; or (ii) if Borrower, Mortgage Borrower or any Affiliate of Borrower or Mortgage Borrower causes any termination or cancellation of any or all of the limited liability company membership certificates evidencing Borrower’s one hundred percent (100%) aggregate ownership interest in Mortgage Borrower and any SPC Party, as delivered to Lender on the date hereof in connection with the Pledge Agreement; or

(h)         the Mortgage Debt becomes full recourse to Mortgage Borrower in accordance with Section 3.03 of the Mortgage Loan Agreement.

3.04	Intentionally Omitted.

3.05	Intentionally Omitted.

3.06

Miscellaneous. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Pledge Agreement or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Pledge Agreement and the other Loan Documents.

ARTICLE 4         RESERVES

4.01

Mortgage Loan Accounts. Borrower shall cause Mortgage Borrower to make the deposits of reserve funds that are required of Mortgage Borrower under the Mortgage Loan Agreement into applicable Accounts established therefor, as and when such deposits are required thereunder, which reserve funds shall be subject to the applicable terms and conditions of the Mortgage Loan Agreement (including definitions of terms) with respect to disbursements thereof and Borrower and Lender’s respective rights thereto (in all instances as if the terms “Borrower” and “Lender” in the Mortgage Loan Agreement referred to Borrower and Lender, respectively); provided, however that notwithstanding the foregoing, Borrower shall be relieved of its obligation to make any such deposits so long as Mortgage Borrower is required to, and actually does, make such deposits pursuant to the Mortgage Loan Agreement and Lender receives reasonably satisfactory evidence of the same and of Mortgage Borrower’s payment and/or performance of the costs and obligations to which such funds are allocable pursuant to the terms of the Mortgage Loan Agreement.

4.02	Intentionally Omitted.

4.03	Intentionally Omitted.

4.04	Intentionally Omitted.

4.05

Disbursements from the Reserve Item Accounts. Lender shall not be required to make disbursements from the Reserve Accounts unless such requested disbursement is in an amount greater than the Minimum Disbursement Amount. No funds shall be disbursed from a Reserve Account for the payment of a Reserve Item for which funds have been reserved in a different Reserve Account (or for a Reserve Item for which no funds have been reserved). Any amount remaining in a Reserve Account after the Debt has been paid in full shall be returned to Borrower.

4.06

Accounts Generally. If at any time that Borrower is actually making deposits with Lender on account of reserve funds pursuant to Section 4.01 hereof (i.e. such funds are not being reserved by Mortgage Lender), Lender determines that the funds available in the accounts established under this Agreement will not be sufficient to pay for the cost or expense for which such funds have been required to be deposited with Lender hereunder by the date required therefor, or if Lender reasonably determines (based on the then-current Approved Annual Budget or on review of a physical conditions report for the Property, among other sources) to reassess its estimate of the amount necessary to be reserved for any such costs or expenses, then, at Lender’s option, Borrower shall increase its monthly payments to Lender with respect to the accounts established under this Agreement, as applicable, by the amount that Lender so notifies Borrower is required and/or deposit the shortfall amount determined by Lender into the applicable Reserve Account(s) within ten (10) days of notice from Lender. The insufficiency of any balance in any accounts established under this Agreement shall not relieve Borrower from its obligations under the Loan Documents. Subject to the terms and conditions of this Agreement the accounts established under this Agreement shall be under the sole dominion and control of Lender (which dominion and control may be exercised by Servicer), Lender and Servicer shall have the sole right to make withdrawals from such accounts (without limiting the terms and conditions of this Agreement), and all costs and expenses for establishing and maintaining such accounts shall be paid by Borrower. Borrower grants to Lender a first-priority perfected security interest in each of the accounts established under this Agreement, and all sums now or hereafter deposited in the accounts established under this Agreement as additional security for payment of the Debt. Until expended or applied in accordance herewith, the accounts established under this Agreement shall constitute additional security for the Debt. The provisions of this Section 4.06 are intended to give Lender and/or Servicer “control” of the accounts established under this Agreement within the meaning of the UCC. Lender may replace such accounts or establish new accounts from time to time in its sole discretion, and Borrower hereby agrees that it shall take all action necessary to facilitate the transfer of the respective obligations, duties and rights of any applicable bank to the successor thereof selected by Lender in its sole discretion. Lender or Servicer will direct the bank where accounts established under this Agreement are established from time to time to hold all funds in an interest bearing Eligible Account at a money market rate customarily offered by such bank (provided, however, that in no event shall Lender (or any Servicer) be required to select any particular interest-bearing account or an account or investment that yields the highest rate of interest or other earnings, and interest paid or payable with respect to any such account may not be based on the highest rate of interest payable by such bank on deposits and shall not be calculated based on any particular external interest rate or interest rate index, nor shall any such interest reflect the interest rate utilized by Lender or such bank or institution to calculate interest payable on deposits held with respect to any particular loan or borrower or class of loans or borrowers, and Lender shall have no liability with respect to the amount of interest paid and/or loss of principal). Any interest or other earnings which may accrue on the amounts held in accounts established under this Agreement (other than on account of taxes and insurance premiums, which earnings shall be retained by Lender (or at Lender’s election, its Servicer or any other designee of Lender)) shall be added to the applicable account established under this Agreement and be allocated and/or disbursed in accordance with the terms hereof applicable to such account established under this Agreement. Borrower shall be responsible for paying any and all taxes payable with respect to any such interest or other earnings on funds held in any accounts established under this Agreement. The funds in the accounts established under this Agreement shall not constitute trust funds and may be held in Lender’s name and commingled with other monies held by Lender.

4.07

Transfer of Reserve Funds under the Mortgage Loan. If Mortgage Lender waives any reserves or escrow accounts required in accordance with the terms of the Mortgage Loan Agreement, or if the Mortgage Loan is refinanced or repaid in full (and the Loan is not repaid in full simultaneously therewith in violation of this Agreement) and reserve funds that are required under the Mortgage Loan Agreement are not required under any such new mortgage loan, then Borrower shall cause any and all amounts that would have been deposited into any reserves or escrow accounts in accordance with the terms of the Mortgage Loan Agreement to be transferred to and deposited with Lender in accordance with the terms of this Article 4 (and Borrower shall enter into a clearing account agreement and, if applicable, a cash management agreement, for the benefit of Lender substantially similar to the arrangements entered into by Mortgage Borrower at the time of the closing of the Mortgage Loan), and, if any letters of credit have been delivered by Mortgage Borrower in substitution of any such cash reserves or escrows as may be specifically permitted by the Mortgage Loan Agreement, then Borrower shall also cause such letters of credit to be transferred to Lender to be held by Lender upon the same terms and provisions as set forth in the Mortgage Loan Agreement. Borrower will execute all amendments and other documents necessary to give effect to the terms and conditions of this Article 4. All of the foregoing shall be at the sole cost and expense of Borrower.

ARTICLE 5         REPRESENTATIONS AND WARRANTIES

5.01

Borrower Representations. Borrower hereby makes the representations and warranties contained in Schedule 2 to Lender as of the date of this Agreement. Borrower agrees that all of the representations and warranties of Borrower set forth in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

5.02	SPE Provisions. Borrower hereby makes the representations, warranties and covenants related to its formation and operations as contained in Schedule 3.

ARTICLE 6         COVENANTS

From the date hereof and until payment and performance in full of the Obligations or the earlier release of the Lien of the Security Instrument encumbering the Property (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

6.01

Existence; Compliance with Applicable Law. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the ownership of the Collateral, and comply with all Applicable Laws applicable to it and the Collateral. Borrower shall not commit, permit or suffer to exist any act or omission affording the federal government or any State or local government the right of forfeiture as against the Collateral or any part thereof or any monies paid in performance of Borrower’s obligations under the Note, this Agreement or the other Loan Documents.

6.02

Taxes and Other Charges. Subject to Section 4.01 of the Mortgage Loan Agreement, Borrower shall cause Mortgage Borrower (subject to the terms of the Mortgage Loan Agreement) to pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable. Except for Liens that are being contested in accordance with the provisions of the Mortgage Loan Agreement, Borrower shall not permit Mortgage borrower to suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property.

6.03	Litigation.

(a)         Borrower shall give prompt written notice to Lender of (i) any litigation or governmental proceedings at law or in equity (including any insolvency, bankruptcy, or receivership proceeding) pending or threatened against Borrower or Mortgage Borrower and (ii) any litigation or governmental proceedings at law or in equity (including any insolvency, bankruptcy, or receivership proceeding) filed by Borrower or Mortgage Borrower or by or against Guarantor which might materially adversely affect Borrower’s, Mortgage Borrower’s or Guarantor’s condition (financial or otherwise) or business or the use, value or operation of the Property (including any claims, actions, suits, or proceedings regarding fair housing, anti-discrimination, or equal opportunity, which shall always be deemed material).

(b)         Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings at law or in equity (including any insolvency, bankruptcy, or receivership proceeding) pending or threatened against Sponsor or the Property which might materially adversely affect Sponsor’s condition (financial or otherwise) or business or the use, value or operation of the Property (including any claims, actions, suits, or proceedings regarding fair housing, anti-discrimination, or equal opportunity, which shall always be deemed material).

6.04

Access to Property. Subject to the rights of tenants under the Leases, Borrower shall cause Mortgage Borrower to permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

6.05

Cooperate in Legal Proceedings. Borrower shall cooperate, and shall cause Mortgage Borrower to cooperate, with Lender with respect to any proceedings before any court, board or other Governmental Authority which may adversely affect the rights of Lender hereunder or under any of the other Loan Documents and permit Lender, at its election, to participate in any such proceedings.

6.06

Award and Insurance Benefits. Borrower shall cause Mortgage Borrower to cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds payable in connection with the Property, and shall reimburse Lender for any fees and expenses incurred in connection therewith out of such Award or Insurance Proceeds.

6.07

Further Assurances. Borrower shall, and shall cause Mortgage Borrower to, at Borrower’s sole cost and expense, execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may require.

6.08

Mortgage and Intangible Taxes. Borrower shall pay all State, county and municipal recording, mortgage, intangible, and all other taxes imposed upon the execution and recordation of the Pledge Agreement and the Financing Statement and/or upon the execution and delivery of the Note. Borrower shall cause Mortgage Borrower to pay all State, county and municipal recording, mortgage, intangible, and all other taxes imposed upon the execution and recordation of the Security Instrument and/or upon the execution and delivery of the Mortgage Note.

6.09	Financial Reporting; Tax Returns.

(a)         Borrower shall (and shall cause Mortgage Borrower to, as applicable) keep and maintain on a fiscal year basis (commencing January 1 of each year), in accordance with the Approved Accounting Method, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and Mortgage Borrower. Borrower shall cause Mortgage Borrower to furnish to Lender the reports described on Schedule 5 of the Mortgage Loan Agreement not later than the applicable date set forth for such required report. Lender may require that Borrower’s and/or Mortgage Borrower’s books and records be audited, at such party’s expense, by an independent certified public accountant selected by Lender in order to produce or audit any statements, schedules, and reports of Borrower or Mortgage Borrower required by this Section 6.09 if (i) such party fails to provide in a timely manner the statements, schedules, and reports required by this Section 6.09 and, thereafter, such party fails to provide such statements, schedules, and reports within thirty (30) days after written notice by Lender to Borrower of such default in performance, (ii) the statements, schedules, and reports submitted to Lender pursuant to this Section 6.09 are not full, complete, and accurate in all material respects as determined by Lender and, thereafter, such party fails to provide such statements, schedules, and reports within thirty (30) days after written notice by Lender to Borrower of such default in performance, or (iii) an Event of Default has occurred and is continuing.

(b)         For each Fiscal Year from and after the current Fiscal Year, Borrower shall cause Mortgage Borrower to submit to Lender an Annual Budget for the Property not later than thirty (30) days prior to the commencement of such Fiscal Year in form and substance reasonably satisfactory to Lender, which Annual Budget shall be subject to Lender’s written approval (each such Annual Budget after it has been approved in writing by Lender shall be hereinafter referred to as an “Approved Annual Budget”). Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and utilities expenses.

(c)         Any reports, statements or other information required to be delivered under this Agreement shall be provided to Lender as an electronic Excel file and as a.pdf file (or otherwise in a form reasonably acceptable to Lender), in English, and shall be delivered electronically unless Lender requests that the same be delivered in paper form, and accompanied by an Officer’s Certificate stating that such information is accurate and complete in all material respects and does not intentionally omit a material fact necessary in order to make the same not misleading in any material respect. Borrower agrees that Lender may disclose all documents, materials, and information regarding the Collateral, Borrower, Guarantor, their constituent direct and indirect owners, and/or the Loan that is now or hereafter becomes in Lender’s possession and/or is or may be provided to Lender pursuant to this Section 6.09 and/or pursuant to Article 11 hereof to any applicable parties requesting such information in connection with a Secondary Market Transaction. Lender shall have the right from time to time at all times during normal business hours upon reasonable prior notice (which may be given verbally) to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof.

(d)         Borrower acknowledges the importance to Lender of the timely delivery of each of the items required by this Section 6.09 (each, a “Required Financial Item” and, collectively, the “Required Financial Items”). In the event Borrower fails to deliver to Lender any of the Required Financial Items within the time frame specified herein (each such event, a “Reporting Failure”), in addition to constituting a default hereunder and without limiting Lender’s other rights and remedies with respect to the occurrence of such a default, then if any such Required Financial Item is not delivered within five (5) Business Days after written notice from Lender, Borrower shall pay Lender the sum of $250 per day with respect to any such Required Financial Item during the continuance of such Reporting Failure until the same is delivered.

(e)         Borrower shall file, and shall cause Mortgage Borrower to file, all federal, state, county, and municipal tax returns and reports required to be filed by Borrower or Mortgage Borrower, as applicable, and shall pay, before any fine, penalty interest, or cost may be added thereto, all taxes payable with respect to such returns and reports.

6.10

Costs of Enforcement. In the event (a) that the Pledge Agreement encumbering the Collateral is foreclosed in whole or in part or that the Pledge Agreement is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any pledge prior to or subsequent to the Pledge Agreement encumbering the Collateral in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, Mortgage Borrower or any Borrower Party or an assignment by Borrower, Mortgage Borrower or any Borrower Party for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

6.11

Estoppel Statement. Borrower shall, within ten (10) Business Days after request by Lender, furnish Lender with (1) a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Interest Rate, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, and (vi) that the Note, this Agreement, the Pledge Agreement and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification and (2) a similar statement from Mortgage Borrower with respect to the Mortgage Loan.

6.12	Leasing Matters.

(a)         Borrower shall cause Mortgage Borrower to comply with the requirements set forth in Section 6.12 of the Mortgage Loan Agreement. At Lender’s request, Borrower shall cause Mortgage Borrower to promptly deliver to Lender copies of all Leases then in effect at the Property, which have not been previously delivered to Lender.

(b)         Borrower shall cause Mortgage Borrower to (i) observe and perform all the obligations imposed upon the lessor under the Leases; (ii) surrender possession of the Property, including all Leases and all Security Deposits and prepaid Rents, immediately upon appointment of a receiver or Lender’s entry upon and taking of possession and control of the Property, as applicable, (iii) not collect any of the Rents more than one (1) month in advance (except Security Deposits shall not be deemed Rents collected in advance); and (iv) not execute any other assignment of the lessor’s interest in any of the Leases or the Rents.

6.13	Management Agreement.

(a)         Borrower shall cause Mortgage Borrower to comply with the requirements set forth in Section 6.13 of the Mortgage Loan Agreement.

(b)         Without limitation of the foregoing, Borrower, upon the written request of Lender, shall cause Mortgage Borrower to terminate the Management Agreement and replace Manager, without penalty or fee, subject to the rights of Mortgage Lender under the Mortgage Loan Documents, if at any time during the Loan: (i) Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, (ii) there is a change in Control of Manager, (iii) there exists an Event of Default, or (iv) there exists an event of default by Manager under the Management Agreement which remains uncured after any applicable cure period. At such time as the Manager may be removed, a Qualified Manager shall assume management of the Property pursuant to a Replacement Management Agreement.

6.14	Environmental Covenants.

(a)         Borrower shall cause Mortgage Borrower to comply with the requirements set forth in Section 6.14 of the Mortgage Loan Agreement.

(b)         Intentionally omitted.

(c)         If recommended by the Environmental Report or any other assessment or audit of the Property (including, without limitation, any assessment or audit performed after the date hereof), Borrower shall cause Mortgage Borrower to implement and comply with an operations and maintenance program (whether one or more) with respect to the Property, in form and substance reasonably acceptable to Lender, prepared by an environmental consultant reasonably acceptable to Lender, which program shall address any asbestos-containing material, lead based paint, mold and/or other applicable conditions relating to Hazardous Materials that may now or in the future be detected at or on the Property (each, an “O&M Program”). Borrower shall cause Mortgage Borrower to comply in a timely manner with, and cause all employees, agents, and contractors of Borrower and any other Persons present on the Property to comply with each O&M Program. Borrower shall cause Mortgage Borrower to pay all costs of performance of Borrower’s obligations under any O&M Program, and Lender’s out of pocket costs incurred in connection with the monitoring and review of each O&M Program shall be paid by Borrower promptly following demand by Lender.

(d)         Borrower shall cause Mortgage Borrower to (a) take all steps necessary to obtain a Notice of Satisfaction (“NOS”) from the New York City Office of Environmental Remediation (“NYC OER”) for the open Voluntary Cleanup Program (VCP) case at the Property, including but not limited to submission to NYC OER of a Final Remedial Action Report (“Final RAR”); (b) record a Declaration of Covenants and Restrictions (“Environmental Declaration”) on title to the Property with respect to any ongoing obligations or restrictions; and (c) comply with all obligations and restrictions of the NOS and the Environmental Declaration, including but not limited to (i) maintenance of all required engineering and institutional controls, including the vapor barrier and sub-slab depressurization system, (ii) compliance with the prohibitions on gardening and use of untreated groundwater, and (iii) development of a Site Management Plan (“SMP”) to govern long-term management of residual contamination. Borrower shall promptly upon receipt provide Lender with copies of the Final RAR, the NOS and the recorded Environmental Declaration.

6.15

Alterations. Borrower may cause Mortgage Borrower to, without Lender’s consent, perform minor, non-structural alterations to the Improvements which (i) do not cost, in the aggregate, in excess of $500,000.00 per year, (ii) do not affect structural elements of the Property (including, without limitation, any roof of the Property) and/or any building system of the Property, (iii) do not have a material adverse effect on the use, value or operation of the Property or Net Cash Flow and (iv) are in the ordinary course of Mortgage Borrower’s business; provided, however, that Borrower shall obtain Lender’s prior written consent to any other alterations to any Improvements (other than Approved Leasing Expenditures), which consent shall not be unreasonably withheld except with respect to alterations that may have a material adverse effect on Borrower’s or Mortgage Borrower’s financial condition, the use, value or operation of the Property or the cash flow or which exceed the Alteration Threshold.

6.16

OFAC. At all times throughout the term of the Loan, each Restricted Party and each of their respective beneficial owners or Affiliates shall be in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury. In the event Borrower receives any notice that any Restricted Party (or any of their respective beneficial owners or Affiliates) becomes listed on the Annex or any other list promulgated under the Patriot Act or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender. It shall be an Event of Default hereunder if any Restricted Party (or any of their respective beneficial owners or Affiliates) becomes listed on any list promulgated under the Patriot Act or is indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

6.17

Embargoed Person. At all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, the following statements must remain true and correct: (a) none of the funds or other assets of any Restricted Party (or any of their respective beneficial owners or Affiliates) constitute Property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in any Restricted Party (or any of their respective beneficial owners or Affiliates), with the result that the investment in any such Person (whether directly or indirectly), is prohibited by Applicable Law or the Loan is in violation of Applicable Law; and (c) none of the funds of any Restricted Party (or any of their respective beneficial owners or Affiliates) have been (or will be) derived from any unlawful activity with the result that the investment in any such Person (whether directly or indirectly), is prohibited by Applicable Law or the Loan is in violation of Applicable Law. Any violation of the foregoing shall, at Lender’s option, constitute an Event of Default hereunder.

6.18

Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Collateral or permit any such action to be taken, except for the Permitted Encumbrances. Subject to Mortgage Borrower’s contest rights in accordance with the Mortgage Loan Agreement, Borrower shall not permit Mortgage Borrower to create, incur, assume or suffer to exist any Lien on any portion of the Collateral or permit any such action to be taken, except for (i) the Permitted Encumbrances, and/or (ii) any workers’, mechanics’ or similar Liens on the Property that are being disputed in good faith as to amount and/or validity provided that any such Lien is fully bonded to the satisfaction of Lender and discharged of record as a Lien on the Property.

6.19

Dissolution. Borrower shall not, and shall not permit Mortgage Borrower to (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the Collateral or the Property, as applicable, or the assets of Borrower or Mortgage Borrower, except to the extent expressly permitted by the Loan Documents or the Mortgage Loan Documents, as applicable, (c) except as expressly permitted under the Loan Documents or the Mortgage Loan Documents, modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (d) cause or permit the SPC Party to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the SPC Party would be dissolved, wound up or liquidated in whole or in part, or (ii) except as expressly permitted under the Loan Documents, amend, modify, waive or terminate its organizational documents, in each case, without obtaining the prior written consent of Lender.

6.20

Zoning; No Joint Assessment. Borrower shall not permit Mortgage Borrower to initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other Applicable Law, without the prior written consent of Lender. Borrower shall not permit Mortgage Borrower to suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

6.21

Name, Identity, Structure, or Principal Place of Business. Borrower shall not, and shall not cause or permit Mortgage Borrower or SPC Party to, change its name, identity (including its trade name or names), or principal place of business set forth in the introductory paragraph of this Agreement, without, in each case, first giving Lender thirty (30) days’ prior written notice. Borrower shall not, and shall not cause or permit Mortgage Borrower or SPC Party to, change its corporate, partnership or other structure, or the place of its organization, without, in each case, the consent of Lender. Upon Lender’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Collateral as a result of such change of principal place of business or place of organization.

6.22	ERISA.

(a)         During the term of the Loan, Borrower shall not, and shall not permit Mortgage Borrower to, engage in any Prohibited Transaction or Prohibited Governmental Transaction subjecting Lender to liability for a violation of ERISA, the Code, a state statute or other similar law.

(b)         Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) neither Borrower nor Mortgage Borrower is nor maintains a Plan or Governmental Plan, (B) neither Borrower nor Mortgage Borrower is engaging in a Prohibited Transaction or any Prohibited Governmental Transactions; and (C) one or more of the following circumstances is true:

(i)         Equity interests in Borrower or Mortgage Borrower (as applicable) are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii)         Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower or Mortgage Borrower (as applicable) are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(iii)         Borrower or Mortgage Borrower (as applicable) qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940, as amended.

6.23

Material Agreements. Borrower shall not, and shall not permit Mortgage Borrower to, without Lender’s prior written consent, not to be unreasonably withheld: (a) surrender or terminate any Material Agreement to which it is a party (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (b) increase or consent to the increase of the amount of any charges under any Material Agreement to which it is a party, except as provided therein or on an arm’s-length basis and commercially reasonable terms; (c) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement to which it is a party in any material respect, except on an arm’s-length basis and commercially reasonable terms or (d) enter into any Material Agreement which is not included as part of an Approved Annual Budget.

6.24	Interest Rate Cap Agreement.

(a)         On the date hereof, prior to the termination of any existing Interest Rate Cap Agreement, and prior to any extension of the Maturity Date (unless Borrower previously obtained an Interest Rate Cap Agreement expiring no earlier than the prospective extended Maturity Date), Borrower shall obtain an Interest Rate Cap Agreement from (or guaranteed by) an Acceptable Counterparty, which agreement (an “Interest Rate Cap Agreement”) shall (i) be in form and substance satisfactory to Lender, (ii) contain the agreement of such counterparty to make payments to Borrower in the event the applicable Index exceeds the applicable Strike Rate, (iii) require payments based on a notional amount at least equal to the Loan Amount, (iv) not terminate prior to the Maturity Date, and (v) require payments to be made on the date that is three (3) Business Days prior to the applicable Payment Date. Borrower shall not waive or amend any of the material terms of any such required Interest Rate Cap Agreement. In addition, in the event that the Interest Rate becomes the Alternative Rate, Borrower shall deliver, within thirty (30) days of such event, a replacement interest rate cap agreement (or other hedge arrangement reasonably acceptable to Lender and generally accepted as industry standard, as reasonably determined by Lender) on the Alternative Rate and otherwise satisfying the requirements for an Interest Rate Cap Agreement hereunder. Such replacement interest rate cap agreement shall be in form and substance acceptable to Lender (including, without limitation, strike price) and otherwise be in accordance with this Section 6.24 and Borrower shall collaterally assign such replacement interest rate cap agreement to Lender pursuant to the terms of a collateral assignment in form and substance acceptable to Lender.

(b)         In the event of any downgrade or withdrawal of the rating of an Acceptable Counterparty below “A-” by S&P or “A3” from Moody’s, or in the event of any default by an Acceptable Counterparty under an Interest Rate Cap Agreement required hereunder, Borrower shall, not later than thirty (30) days following the receipt by Borrower of notice of such downgrade, withdrawal, or default (whether received from Lender, the Acceptable Counterparty, or otherwise) either (i) replace such Interest Rate Cap Agreement with an Interest Rate Cap Agreement satisfying the requirements of clause (a) above, (ii) provide a guaranty from a guarantor who is an Acceptable Counterparty, or (iii) to the extent required of such Acceptable Counterparty in such Interest Rate Cap Agreement, cause the Acceptable Counterparty to deliver cash collateral to secure 100% of the mark-to-market value of Borrower’s exposure under such Interest Rate Cap Agreement; provided, however, notwithstanding the foregoing, if the Acceptable Counterparty ceases to have a long term or counterparty rating of at least “BBB” or “Baa2” by S&P and Moody’s respectively, then Borrower shall replace the Interest Rate Cap Agreement with an Interest Rate Cap Agreement satisfying the requirements in clause (a) above, not later than fifteen (15) days following the receipt by Borrower of notice of such downgrade (whether received from Lender, the Acceptable Counterparty, or otherwise).

(c)         Borrower shall collaterally assign any such required Interest Rate Cap Agreement to Lender pursuant to a collateral assignment satisfactory to Lender in form and substance (each, a “Collateral Assignment of Interest Rate Cap Agreement”), and shall cause the counterparty to such Interest Rate Cap Agreement to consent to such collateral assignment and deliver an opinion of counsel regarding the enforceability of the Interest Rate Cap Agreement in form and substance reasonably satisfactory to Lender.

(d)         To the extent not delivered on or prior to the Closing Date, within thirty (30) days of the date hereof (provided that Lender may, in its sole discretion, extend the time for performance of such requirement by written notice to Borrower), Borrower shall (i) deliver a copy of an Interest Rate Cap Agreement, dated as of the Closing Date, entered into by and between Borrower and an Acceptable Counterparty, (ii) deliver the original executed Acceptable Counterparty signature page to the Collateral Assignment of Interest Rate Cap Agreement and (iii) obtain and deliver to Lender an opinion from counsel (which counsel may be in-house counsel for the Acceptable Counterparty) for the Acceptable Counterparty (upon which Lender and its successors and assigns may rely), which opinion shall be in form and substance reasonably satisfactory to Lender.

(e)         Borrower shall cause Mortgage Borrower to comply with Section 6.24 of the Mortgage Loan Agreement.

6.25

Title Insurance Proceeds. Borrower covenants, subject to Mortgage Lender’s rights under the Mortgage Loan Documents, to remit (or cause Mortgage Borrower to remit) to Lender all title insurance proceeds paid by the title insurance company insuring Mortgage Borrower’s title to the Property upon the occurrence of any loss under such title insurance policy; provided, however, in no event shall such title insurance proceeds paid to Lender exceed, in the aggregate, the outstanding amount of the Debt and the Mortgage Debt.

6.26

Crowdfunding. Borrower, Mortgage Borrower and each SPC Party will not permit direct or indirect ownership (or other economic) interests of 25% or more in Borrower, Mortgage Borrower or any SPC Party to be marketed or sold to investors through any form of Crowdfunding.

6.27

Title to Collateral. Borrower shall warrant and defend the validity and priority of Lender’s security interest in the Collateral. Borrower shall not allow Mortgage Borrower to (i) opt out of Article 8 of the UCC, or (ii) issue any new membership interest.

6.28

Inclusionary Housing Program. Borrower shall cause Mortgage Borrower to comply with Section 6.28 of the Mortgage Loan Agreement. Borrower shall not amend, modify, terminate, surrender or cancel the Regulatory Agreement without the prior written consent of Lender in each case.

6.29

Section 421-a Tax Benefits. Borrower shall cause Mortgage Borrower to comply with Section 6.29 of the Mortgage Loan Agreement. Borrower shall not amend, modify, terminate, surrender or cancel the Restrictive Declaration or the 421-a Tax Benefits without the prior written consent of Lender in each case.

6.30	Permanent Certificate of Occupancy. Borrower shall cause Mortgage Borrower to comply with Section 6.30 of the Mortgage Loan Agreement.

6.31	Intentionally Omitted.

6.32

FRESH Declaration. Borrower shall not permit Mortgage Borrower to cause or permit the FRESH Declaration or any of its covenants, restrictions, obligations or rights (including, without limitation, zoning incentives) to be effective as to the Property, any tenants at the Property or to Mortgage Borrower or any other Person without the prior written consent of Lender which consent may be granted or withheld in its sole and absolute discretion. Borrower shall not permit Mortgage Borrower to enter into any agreement or other document that transfers, agrees to transfer or purports to transfer or agree to transfer any of the zoning incentives applicable to the Property as a result of the imposition of the FRESH Declaration without the prior written consent of Lender which consent may be granted or withheld in its sole and absolute discretion.

6.33	Violations. Borrower shall cause Mortgage Borrower to comply with Section 6.33 of the Mortgage Loan Agreement.

6.34	Temporary Certificate of Occupancy. Borrower shall cause Mortgage Borrower to comply with Section 6.34 of the Mortgage Loan Agreement.

6.35

The Project. Borrower shall cause Mortgage Borrower to promptly commence and diligently prosecute the Completion of the Project in accordance with all Applicable Laws (including, without limitation, the construction schedules contained therein) and shall cause Mortgage Borrower to Complete the Project on or before the date that is sixty (60) days from and after the date hereof (provided, however, so long as Mortgage Borrower is diligently pursuing a TCO from the applicable Governmental Authority with respect to all the Improvements at the Property, then such sixty (60) day period shall be extended for an additional thirty (30) days so long as Mortgage Borrower continues to so diligently pursue such TCO, but in no event shall such extended period exceed ninety (90) days after the date hereof) (the “Project Completion Deadline”) (which date shall be extended on a day-for-day basis for each day during which performance of such obligations was prevented on account of an event or circumstance constituting a Force Majeure, but in any event not past sixty (60) days of the Project Completion Deadline); provided that the foregoing shall not be deemed to be a waiver of any Default or Event of Default that may arise on account of Borrower having breached the Project Completion Deadline as a result of any such delay. All of the work performed to Complete the Project shall be performed pursuant to contracts with contractors that are licensed and insured. Borrower shall cause Mortgage Borrower to pay and discharge any and all costs and expenses incurred in connection with, the construction and completion of the Project as and when the same become due and payable. Without Lender’s prior written approval (not to be unreasonably withheld), Borrower shall not permit Mortgage Borrower to amend, modify or terminate the Project Budget. Borrower acknowledges and agrees that Lender may retain a construction consultant and other consultants deemed necessary or desirable by Lender, at Borrower’s expense, to make periodic inspections of the Property and to review all change orders relating to the Project. Lender may also retain such other consultants as Lender deems necessary or convenient to perform such services as may, from time to time, be required by Lender in connection with the Loan, this Agreement, the other Loan Documents or the Property. Borrower agrees to bear and shall pay or reimburse Lender on demand for all costs and expenses incurred by Lender in connection with the matters described in this Section. Borrower further acknowledges and agrees that neither Borrower nor any third party shall have the right to use or rely upon the reports of Lender’s consultants or any other reports generated by Lender or its consultants for any purpose whatsoever, whether made prior to or after commencement of construction. By advancing funds after any inspection of the Property by Lender or its consultants, Lender shall not be deemed to waive any Event of Default, waive any right to require construction defects or any other work to be corrected.

6.36

Radon.Borrower shall cause Mortgage Borrower to, using a licensed radon professional approved by Lender (i) within thirty (30) days of completion of construction activities at the Property, conduct a short term radon test for one ground floor unit in each residential building at the Property (the “Short Term Radon Test”); (ii) if the Short Term Radon Test indicates an exceedance of the EPA Action Level of 4.0 pCi/L (the “Action Level”) in any such unit, within thirty (30) days of receipt of the results of the Short Term Radon Test, Borrower shall conduct (x) a short term radon re-test at each unit with an exceedance of the Action Level and (y) short term radon tests at all of the other ground floor units in each building in which an exceedance of the Action Level is identified (tests performed pursuant to clause (x) and/or (y), the “Follow Up Short Term Radon Test”); (iii) within thirty (30) days of the receipt of the Follow Up Short Term Radon Test results, Borrower shall either (x) notify Lender in writing that Borrower will forego causing Mortgage Borrower to perform the Long Term Radon Tests in accordance with this Section 6.36 and will cause Mortgage Borrower to install and commence operation of a mitigation system, or (y) cause Mortgage Borrower to commence long term radon tests for each unit in which the Follow Up Short Term Radon Test indicates an exceedance of the Action Level, allowing for averaging where units are re-tested (collectively, the “Long Term Radon Tests”); and (iv) within sixty (60) days of the earlier of (x) receipt by Lender of Borrower’s notice to forego causing Mortgage Borrower to perform the Long Term Radon Tests and to cause Mortgage Borrower to install and commence operation of a mitigation system, and (y) receipt of the Long Term Radon Test results, for each unit at which the Long Term Radon Test indicates an exceedance of the Action Level (or if Borrower elects to cause Mortgage Borrower to forego the Long Term Radon Tests, for each unit at which the Follow Up Short Term Radon Test indicates an exceedance of the Action Level), Borrower shall cause Mortgage Borrower to install and commence operation of a mitigation system. If any Long Term Radon Test results (or Follow Up Short Term Radon Test results if Borrower elects to cause Mortgage Borrower to forego the Long Term Radon Tests) indicate an exceedance of the Action Level, Borrower shall provide notice and copies of all such Long Term Radon Test results (or Follow Up Short Term Tests results, as applicable) within five (5) days of Borrower’s receipt of such results. Within forty-five (45) days of the commencement of operation of the mitigation system, radon testing shall be conducted to ensure that there is no longer any exceedance of the Action Level. The work required by this covenant shall not be considered complete until post mitigation sampling indicates that all mitigation systems are properly functioning, that there are no longer exceedances of the Action Level and that all applicable requirements of law have been satisfied, as determined by Lender and its consultants (the “Radon Requirements Satisfaction Event”). All testing and remediation required pursuant to this Section 6.36 shall be completed at Borrower’s or Mortgage Borrower’s sole cost and expense.

ARTICLE 7         TRANSFERS OF THE MORTGAGED PROPERTY OR INTERESTS IN BORROWER

7.01	No Sale/Encumbrance.

(a)         Except as permitted in Section 7.02 below, without the prior written consent of Lender, Borrower shall not cause or permit (i) a Sale or Pledge of the Property or the Collateral or any part of either or any legal or beneficial interest in either, (ii) a Sale or Pledge of an interest in any Restricted Party or (iii) any change in Control of Borrower, Mortgage Borrower, Sponsor, Guarantor, any Affiliated Manager, or any change in control of the day-to-day operations of the Property (collectively, a “Prohibited Transfer”), other than (w) Permitted Encumbrances, (x) pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 6.12, and (y) Liens for Labor and Materials Charges that are being contested in good faith pursuant to the terms and conditions of the Mortgage Loan Agreement.

(b)         A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein (1) Mortgage Borrower agrees to sell the Property or any part thereof for a price to be paid in installments or (2) Borrower agrees to sell the Collateral or any part thereof for a price to be paid in installments; (ii) an agreement by Mortgage Borrower leasing all or a substantial part of the Property for other than actual occupancy by a tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgage Borrower’s right, title and interest in and to any Leases or any Rents; (iii) any action for partition of the Property (or any portion thereof or interest therein) or the Collateral (or any portion thereof or interest therein) or any similar action instituted or prosecuted by Borrower, Mortgage Borrower or by any other Person, pursuant to any contractual agreement or other instrument or under Applicable Law (including, without limitation, common law); (iv) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (v) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (vi) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vii) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; (viii) Borrower or Mortgage Borrower entering into, or the Property being subject to, any PACE Loan; or (ix) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager) other than in accordance with Section 6.13 of the Mortgage Loan Agreement.

7.02

Permitted Equity Transfers. Notwithstanding the restrictions contained in this Article 7, the following equity transfers shall be permitted without Lender’s consent: (a) a transfer (but not a pledge) by devise or descent or by operation of law upon the death of a Restricted Party or any member, partner or shareholder of a Restricted Party, (b) the transfer (but not the pledge), in one or a series of transactions, of the stock, partnership interests or membership interests (as the case may be) in a Restricted Party (including, without limitation, transfers for estate planning purposes), (c) the pledge, whether in one or a series of transactions, of the non-controlling stock, partnership interests or membership interests (as the case may be) in a Restricted Party (other than Borrower, Mortgage Borrower or SPC Party), provided, that, the foreclosure or other realization of such pledge (which would be deemed to be a separate transfer under clause (b) above) would not result in a transfer that violates this Article 7, and (d) the sale, transfer or issuance of shares of stock in any Restricted Party that is a publicly traded entity, provided such shares of stock are listed on the New York Stock Exchange or another nationally recognized stock exchange (provided, that the foregoing provisions of clause (d) shall not be deemed to waive, qualify or otherwise limit Borrower’s obligation to comply (or to cause the compliance) with the other covenants set forth herein and in the other Loan Documents (including, without limitation, the covenants contained herein relating to ERISA matters)); provided, further, that, with respect only to the transfers (including, without limitation, any transfers occasioned by a foreclosure or other realization on such pledge) or pledges, as applicable, listed in clauses (a), (b) and/or (c) above:

(A)         (x) Lender shall receive written notice of any transfers pursuant to clause (a) above within thirty (30) days of such transfer and (y) Lender shall receive not less than thirty (30) days’ prior written notice of such transfers or pledges in connection with any transfer pursuant to clause (b) above or pledge pursuant to clause (c) above;

(B)         no such transfers or pledge, as applicable, shall (I) result in a change in Control of Borrower, Mortgage Borrower, Sponsor, Guarantor or Affiliated Manager or (II) constitute a pledge of any Controlling interests in Borrower, Mortgage Borrower or any SPC Party;

(C)         after giving effect to such transfers or pledges: (I) Guarantor shall own an unencumbered (other than the pledge in connection with the Loan) direct or indirect equity ownership interests in each of Borrower, Mortgage Borrower and any SPC Party that are no less than the direct and indirect equity ownership interests owned by Guarantor in Borrower, Mortgage Borrower and any SPC Party (respectively) as of the Closing Date, (II) Key Principal shall Control Borrower, Mortgage Borrower, any SPC Party and Guarantor; (III) Key Principal shall control the day-to-day operation of the Property; (IV) Borrower shall own 100% of the direct equity ownership interests in Mortgage Borrower; and (V) no more than more than forty-nine percent (49%) in the aggregate of the direct and/or indirect interest in Borrower shall be subject to pledges (without taking into account the pledge in connection with the Loan);

(D)         the Property shall continue to be managed by a Qualified Manager;

(E)         in the case of the transfer of any direct equity ownership interests in Borrower or in any SPC Party, such transfers shall be conditioned upon continued compliance with the relevant provisions of Section 5.02 hereof;

(F)         such transfers and/or pledges, as applicable, shall be conditioned upon Borrower’s ability to, after giving effect to the equity transfer or pledge, as applicable, in question, (I) remake the representations contained herein relating to ERISA, OFAC, Embargoed Person, and Patriot Act matters (and, upon Lender’s request, Borrower shall deliver to Lender (x) an Officer’s Certificate containing such updated representations effective as of the date of the consummation of the applicable equity transfer or pledge, as applicable, and (y) searches, acceptable to Lender, for any Person owning, directly or indirectly, 20% (or, if such Person is not formed, organized or incorporated in, or is not a citizen of, the United States of America, 10%) or more of the interests in Borrower as a result of such transfer) and (II) continue to comply with the covenants contained herein relating to ERISA, OFAC, Embargoed Person, and Patriot Act matters;

(G)         with respect only to the transfers listed in clause (b) above or the pledges listed in clause (c) above, after giving effect to such transfer or pledge, as applicable, the aggregate of all transfers and pledges of direct or indirect interests in Borrower shall not exceed forty-nine percent (49%) of the direct and indirect interests in Borrower existing as of the Closing Date;

(H)         in the case of (1) the transfer of the management of the Property to a new Affiliated Manager in accordance with the applicable terms and conditions hereof, or (2) the transfer of any direct or indirect equity ownership interests in any Restricted Party that results in any Person and its Affiliates owning in excess of forty-nine percent (49%) of the direct or indirect equity ownership interests in Borrower that did not own the same on the date hereof or at the time of the delivery of any updated Insolvency Opinion prior to such transfer, such transfers shall be conditioned upon receipt of written consent from Lender (with respect only to the transfers listed in clause (b) above) and the delivery to Lender of an updated Insolvency Opinion addressing such transfer; and

(I)         such transfers are permitted under the Mortgage Loan Documents, the Regulatory Agreement and the Restrictive Declaration.

7.03

Additional Conditions. Upon written request from Lender, Borrower shall promptly provide Lender a revised version of the organizational chart delivered to Lender in connection with the Loan reflecting any equity transfer and/or pledge consummated in accordance with Section 7.02. Notwithstanding anything to the contrary contained in this Article 7, (a) no transfer or pledge shall be made to any Prohibited Person, and (b) in the event any transfer or pledge results in any Person and its Affiliates owning (or encumbering) in excess of 20% (or, if such Person is not formed, organized or incorporated in, or is not a citizen of, the United States of America, 10%) of the ownership interest in Borrower, Borrower shall provide to Lender, not less than thirty (30) days prior to such transfer, the name and identity of each proposed transferee or pledgee, together with the names of its controlling principals, the social security number or employee identification number of such transferee and controlling principals, and such transferee’s and controlling principal’s date of birth and home address or principal place of business, and home or business telephone number.

7.04

Lender’s Rights. Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and on assumption of this Agreement and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) payment of a transfer fee of one percent (1%) of the Loan Amount and all of Lender’s expenses incurred in connection with such Prohibited Transfer, (c) the proposed transferee’s continued compliance with the covenants set forth in this Agreement, including, without limitation, the covenants in Article 5, (d) such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender, and/or (e) receipt of an updated Insolvency Opinion with respect to the Prohibited Transfer. All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer without Lender’s consent. This provision shall apply to every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer.

ARTICLE 8         CASH MANAGEMENT

8.01

Establishment of Account. Borrower shall cause Mortgage Borrower to establish and maintain the Restricted Account pursuant to and in accordance with the applicable terms and conditions of the Restricted Account Agreement and the applicable terms and conditions of the Mortgage Loan Agreement. Other than as required pursuant to the Mortgage Loan Documents, Borrower shall not permit or cause Mortgage Borrower to further pledge, assign or grant any security interest in the Restricted Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any financing statements to be filed with respect thereto.

8.02

Cash Management Account. Borrower shall cause Mortgage Borrower to comply with the applicable terms and conditions of the Mortgage Loan Agreement relating to the Cash Management Account. Other than as required pursuant to the Mortgage Loan Documents, Borrower shall not permit or cause Mortgage Borrower to further pledge, assign or grant any security interest in the Cash Management Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any financing statements to be filed with respect thereto. Mortgage Lender shall have the sole right to make withdrawals and/or direct disbursements from the Cash Management Account, to be applied in accordance with the terms and conditions of the Mortgage Loan Documents. All costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Mortgage Borrower. Lender may direct Mortgage Lender to make all distributions from the Cash Management Account that would, pursuant to the Mortgage Loan Documents, go to Mortgage Borrower, directly to Lender pursuant to written instructions provided by Lender, to pay any amounts owed to Lender by Borrower hereunder.

8.03

Mezzanine Cash Management. During any period when a Trigger Event exists, in the event that Mortgage Lender is not enforcing the terms of Mortgage Loan Documents with respect to Cash Management or the Mortgage Loan has been paid in full, Borrower, at Lender’s request, shall cooperate (at Borrower’s sole cost and expense) in establishing a lockbox agreement or similar cash management arrangement with respect to income from the Collateral.

8.04

Other Matters. Borrower shall not enter into any type of lockbox agreement or similar cash management arrangement that has not been approved by Lender in writing, and no direct or indirect owner of Borrower shall enter into any type of lockbox agreement or similar cash management arrangement with respect to income from the Collateral that has not been approved by Lender in writing. No distributions or dividends of any nature with respect to the Collateral shall be made to any Person having a direct ownership interest in Borrower if a Trigger Event has occurred and is continuing.

ARTICLE 9         INSURANCE; CASUALTY; CONDEMNATION

9.01	Insurance.

(a)         Borrower shall cause Mortgage Borrower to obtain and maintain insurance for Mortgage Borrower and the Property satisfying the requirements set forth in Schedule 4 of the Mortgage Loan Agreement and shall otherwise comply with the terms and conditions set forth therein. In addition, Borrower shall cause Lender to be named as loss payee on property coverages and named as an additional insured, together with Mortgage Lender, as their interests may appear, under the insurance policies required under such insurance policies required under the Mortgage Loan Agreement as Lender shall require.

(b)         If at any time Lender is not in receipt of written evidence that all insurance required hereunder and under the Mortgage Loan Agreement is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Collateral, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses including, without limitation, reasonable attorneys’ fees, incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Pledge Agreement and shall bear interest at the Default Rate; provided, however, so long as Mortgage Lender and Lender are the same Person (or Affiliates thereof), (x) Mortgage Borrower delivering evidence to Mortgage Lender that all insurance required hereunder and under the Mortgage Loan Agreement is in full force and effect, shall be sufficient notice hereunder, and (y) to the extent that Lender has the right to take action under this clause (b), Lender shall not take actions that are duplicative of actions being taken by Mortgage Lender provided that such actions taken by Mortgage Lender also protect the interests of Lender.

(c)         For purposes of this Agreement, Lender shall have the same approval rights over the insurance referred to above (including, without limitation, the insurers, deductibles and coverages thereunder, as well as the right to require other reasonable insurance pursuant thereto) as are provided in favor of the Mortgage Lender in the Mortgage Loan Agreement. The Policies delivered pursuant to the Mortgage Loan Agreement shall include endorsements pursuant to which Lender shall have the same rights as the Mortgage Lender as referred to in Schedule 4 of the Mortgage Loan Agreement.

(d)         In the event that the Mortgage Loan has been paid in full, except during the continuance of an Event of Default, Borrower shall permit Mortgage Borrower to settle any insurance or condemnation claims with respect to the insurance proceeds or condemnation awards which in the aggregate are less than or equal to the Restoration Threshold. Lender shall have the right to participate in and reasonably approve any settlement for insurance or condemnation claims with respect to the insurance proceeds or condemnation awards which in the aggregate are equal to or greater than the Restoration Threshold. If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably empowers Lender, in the name of Mortgage Borrower as its true and lawful attorney in fact, to file and prosecute such claim and to collect and to make receipt for any such payment.

(e)         Upon repayment in full of the Mortgage Loan, the provisions of Schedule 4 of the Mortgage Loan Agreement shall be deemed incorporated into this Agreement in their entirety.

9.02

Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt written notice of such damage to Lender and shall cause Mortgage Borrower to promptly commence and diligently prosecute the completion of the Restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 9.04 of the Mortgage Loan Agreement. Borrower shall pay, or shall cause Mortgage Borrower to pay, all costs of such Restoration whether or not such costs are covered by insurance. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower or Mortgage Borrower. In the event of a Casualty where the loss and the applicable Net Proceeds are less than the Restoration Threshold, Borrower may permit Mortgage Borrower to settle and adjust such claim provided that (a) no Event of Default has occurred and remains outstanding and (b) such adjustment is carried out in a commercially reasonable and timely manner. In the event of a Casualty where the loss or the applicable Net Proceeds are equal to or greater than the Restoration Threshold or if an Event of Default has occurred and remains outstanding, Borrower may permit Mortgage Borrower to settle and adjust such claim only with the prior consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost and expense, in any such adjustments. Notwithstanding any Casualty, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.

9.03

Condemnation. Borrower shall promptly give Lender notice of the actual or threatened (in writing) commencement of any proceeding for the Condemnation of all or any part of the Property and shall deliver, or cause Mortgage Borrower to deliver, to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall, and shall cause Mortgage Borrower to, from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, cause Mortgage Borrower to diligently prosecute any such proceedings, and Borrower shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall cause Mortgage Borrower to promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 9.04 of the Mortgage Loan Agreement. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, if the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

9.04	Restoration. The following provisions shall apply in connection with the Restoration of the Property:

(a)         Borrower shall deliver, or shall cause Mortgage Borrower to deliver, to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under the applicable terms and conditions of the Mortgage Loan Agreement in connection with a Restoration of the Property after a Casualty or Condemnation, simultaneously with any such delivery to Mortgage Lender. Subject only to the rights of Mortgage Lender pursuant to the Mortgage Loan Agreement, all Net Proceeds that are permitted by the terms of the Mortgage Loan Documents to be paid to Mortgage Borrower or otherwise distributed to Borrower or Mortgage Borrower (rather than being used to rebuild or improve the Property in accordance with the Mortgage Loan Documents) shall be immediately paid over to Lender and are hereby assigned to Lender as additional collateral security hereunder.

(b)         Borrower shall (or shall cause Mortgage Borrower to) keep Lender timely informed of the progress of any Restoration and the status of any negotiations with insurers relating to any such Casualty or Condemnation. In addition, Borrower shall (or shall cause Mortgage Borrower to) provide Lender with any and all documentation reasonably requested by Lender relating to any Casualty or Condemnation or Restoration. If any Net Proceeds are to be disbursed by Mortgage Lender for Restoration, Borrower shall deliver or cause to be delivered to Lender copies of all written correspondence delivered to and received from Mortgage Lender that relates to the Restoration and release of the Net Proceeds. If, in connection with a Restoration, Mortgage Lender does not require the deposit by Mortgage Borrower of any Net Proceeds pursuant to the applicable terms and conditions of the Mortgage Loan Agreement, Lender shall have the right to demand that Borrower make a deposit of such Net Proceeds in accordance with those same terms and conditions, such Net Proceeds to then be governed by such terms and conditions as if each reference therein to “Lender” and “Borrower” referred to Lender and Borrower, respectively.

(c)         Notwithstanding any provision in this Agreement to the contrary, all Net Proceeds will be made available to Mortgage Borrower in accordance with the Mortgage Loan Agreement. In the event the Mortgage Loan has been paid in full and Lender receives any Net Proceeds, Lender shall either apply such proceeds to the Debt or for the Restoration in accordance with the same terms and conditions contained in the Mortgage Loan Agreement. Upon repayment in full of the Mortgage Loan, the provisions of the Mortgage Loan Agreement governing Restoration and use of Net Proceeds shall be incorporated into this Agreement in their entirety.

ARTICLE 10         DEFAULTS

10.01	Events of Default. Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(a)         if (i) any Monthly Payment Amount or the payment due on the Maturity Date or any deposit into the Reserve Accounts is not paid when due under the Loan Documents or (ii) any other portion of the Debt is not paid when due and such non-payment continues for five (5) days following notice to Borrower that the same is due and payable;

(b)         if any of the Taxes or Other Charges are not paid on or before the date when the same become delinquent except to the extent the same are being contested by Mortgage Borrower in good faith pursuant to the terms and conditions of Section 6.02 of the Mortgage Loan Agreement;

(c)         if the Policies are not kept in full force and effect;

(d)         if there is a Prohibited Transfer in violation of the provisions of Article 7 hereof;

(e)         if any representation or warranty made by Borrower, SPC Party, or Guarantor or Sponsor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(f)         if Borrower, Mortgage Borrower, SPC Party, Guarantor or Sponsor or any other guarantor or indemnitor under any guaranty or indemnity, respectively, issued in connection with the Loan shall make an assignment for the benefit of creditors;

(g)         if a receiver, liquidator or trustee shall be appointed for Borrower, Mortgage Borrower, SPC Party, Guarantor, Sponsor or any other guarantor or indemnitor under any guarantee or indemnity, respectively issued in connection with the Loan or if Borrower, Mortgage Borrower, SPC Party, Guarantor, Sponsor or such other guarantor or indemnitor shall be adjudicated as bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Mortgage Borrower, SPC Party, Guarantor, Sponsor or such other guarantor or indemnitor, or if any proceeding for the dissolution or liquidation of Borrower, Mortgage Borrower, SPC Party, Guarantor, Sponsor or such other guarantor or indemnitor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Mortgage Borrower, SPC Party, Guarantor, Sponsor or such other guarantor or indemnitor, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(h)         if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(i)         if Borrower violates or does not comply with any of the provisions of Section 6.12 hereof;

(j)         if a default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement);

(k)         if Borrower or SPC Party, if applicable, violates or otherwise does not comply with any of the provisions of Section 5.02 hereof;

(l)         if the Property becomes subject to any mechanic’s, materialman’s or other Lien other than a Lien for local real estate taxes and assessments not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of forty-five (45) days;

(m)         if the Collateral becomes subject to any Lien and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of forty-five (45) days;

(n)         if any federal tax lien or state or local income tax lien is filed against Borrower, Mortgage Borrower, SPC Party, Guarantor, the Property or the Collateral and same is not discharged of record within forty-five (45) days after same is filed;

(o)         if (i) Borrower fails to timely provide Lender with the written certification and evidence referred to in Section 6.22 hereof, (ii) Borrower is a Plan or a Governmental Plan or its assets constitute Plan Assets; or (iii) Borrower consummates a Prohibited Transaction or Prohibited Governmental Transaction;

(p)         if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Completion Guaranty, the Guaranty and the Environmental Indemnity) and such default continues after the expiration of applicable notice and cure periods, if any;

(q)         with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or cure period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such cure period;

(r)         if Borrower shall fail to observe, perform or discharge any of Borrower’s obligations, covenants, conditions or agreements under the Interest Rate Cap Agreement and otherwise comply with the covenants set forth in Section 6.24 hereof;

(s)         if Mortgage Borrower shall fail to make any Shortfall Reserve Account Replenishment Deposit as and when required pursuant to the terms of the Mortgage Loan Agreement;

(t)         if Mortgage Borrower shall fail to make any Tax Reserve Account Replenishment Deposit as and when required pursuant to the terms of the Mortgage Loan Agreement;

(u)         if Mortgage Borrower shall fail to make any Balancing Event Payment pursuant to the terms of the Mortgage Loan Agreement;

(v)         if there shall be a default under any of the other Loan Documents beyond any applicable notice and cure periods contained in such documents, whether as to Borrower, the Property or the Collateral, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

(w)         if any of the assumptions contained in the Insolvency Opinion, or in any new or updated Insolvency Opinion delivered in connection with the Loan, are untrue or shall become untrue in any material respect;

(x)         Borrower violates or does not comply with any of the provisions of Sections 6.30 and/or 6.34 hereof;

(y)         (i) the Property fails to qualify for the 421-a Tax Benefits in accordance with the terms of this Agreement; (ii) after the Property obtains its 421-a Tax Benefits, the Property fails to maintain its 421-a Tax Benefits; (iii) Mortgage Borrower breaches, fails to comply with the terms of, or otherwise fails to perform its obligations under the Regulatory Agreement, the Restrictive Declaration, the 421-a Tax Benefits Program, and/or applicable Rent Regulations; (iv) the Regulatory Agreement and/or the Restrictive Declaration is amended, modified, terminated, cancelled or surrendered without Lender’s prior written consent; and/or (v) Borrower violates or does not comply with any of the provisions of Sections 6.28 and/or 6.29 hereof;

(z)         Borrower violates or does not comply with any of the provisions of Section 6.32 hereof;

(aa)         failure to Complete the Project on or before the Project Completion Deadline (as may be extended pursuant to the terms set forth herein) and such failure continues for ten (10) days following notice to Borrower;

(bb)         if there shall occur an “Event of Default” under (and as defined in) the Mortgage Loan Documents, or any other event or condition shall occur the effect of which is to accelerate or permit Mortgage Lender to accelerate all or any portion of the Mortgage Loan;

(cc)         if the Mortgage Loan is paid in full (unless the Loan is paid in full contemporaneously therewith, in accordance with the terms and conditions of the Loan Documents);

(dd)         if there shall occur an “Event of Default” specifically identified in other Sections of this Agreement or in any of the other Loan Documents; or

(ee)         if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or the other Loan Documents, in either case not specified in subsections (a) to (dd) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days.

Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (f) or (g) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any part of the Collateral; and upon any Event of Default described in clauses (f) or (g) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

10.02	Remedies.

(a)         Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by Applicable Law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by Applicable Law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and the Pledge Agreement has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default occurs, Lender may, at its option, and without prior notice or demand, do and hereby is authorized and empowered by Borrower so to do, any or all of the following:

(i)         Lender may institute proceedings, judicial or otherwise, for the complete or partial foreclosure of the Pledge Agreement or the complete or partial sale of the Collateral under power of sale or under any applicable provision of law. In connection with any such proceeding, Lender may sell the Collateral as an entirety or in parts and at such times and place (at one or more sales) and upon such terms as it may deem expedient unless prohibited by law from so acting.

(ii)         Lender may exercise with respect to the Collateral, each right, power or remedy granted to a secured party under the UCC as enacted in the state or states applicable to any of the Collateral, including the right to foreclose upon the Collateral. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least ten (10) days’ prior to such action shall constitute reasonable notice to Borrower.

(b)         With respect to Borrower and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Collateral or any part thereof for the satisfaction of any of the Debt in preference or priority to any other portion of the Collateral, and Lender may seek satisfaction out of all of the Collateral or any part thereof, in its sole and absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Pledge Agreement in any manner and for any amounts secured by the Pledge Agreement then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable cure period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Pledge Agreement to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance of the Loan, Lender may foreclose the Pledge Agreement to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Pledge Agreement as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Pledge Agreement to secure payment of sums secured by the Pledge Agreement and not previously recovered.

(c)         Upon the occurrence of an Event of Default, Lender shall have the right, from time to time, to sever the Note and the other Loan Documents into one or more separate notes, pledges and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after written notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

10.03

Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one or more Defaults or Events of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE 11         SECONDARY MARKET TRANSACTIONS; SERVICING

11.01	Sale of Notes and Securitization.

(a)         Lender shall have the right, at any time, (i) to sell or otherwise transfer the Loan (or any portion thereof and/or interest therein) and any or all servicing rights with respect thereto, (ii) to grant participation interests in the Loan (or any portion thereof and/or interest therein) or (iii) to securitize the Loan (or any portion thereof and/or interest therein) in a single asset securitization or pooled asset securitization, and which may also include the issuance of collateralized debt obligations, collateralized loan obligations and collateralized mortgage obligations. Each of the transactions referred to in clauses (i), (ii) and (iii) above shall each hereinafter be referred to as a “Secondary Market Transaction” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”.

(b)         If requested by Lender, Borrower, Guarantor and Sponsor shall assist Lender (with each of Borrower, Guarantor, Sponsor and Lender paying their own costs and expenses incurred in connection therewith, including legal fees and expenses) in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transaction, including, without limitation, to provide updated financial and other information as may be reasonably requested by the holder of the Note or the Rating Agencies. All costs and expenses incurred by Borrower, Guarantor, Manager and their respective Affiliates in connection with this clause (b) shall be paid by Borrower; provided, however, to the extent that the actual and reasonable costs and expenses to be paid by Borrower pursuant to this clause (b) exceed $5,000, then Lender shall reimburse Borrower for such actual and reasonable costs and expenses incurred pursuant to this clause (b) in excess of $5,000 (it being agreed that Borrower shall pay the first $5,000.00 of such costs and expenses and Lender shall reimburse Borrower for such costs and expenses in excess thereof).

(c)         Lender may disseminate to any purchaser, transferee, assignee, servicer, participant or investor in all or any portion of the Loan or any Securities (collectively, the “Investor”) or any Rating Agency rating such participations and/or Securities and each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, Mortgage Borrower, Guarantor, Sponsor, the Property and the Collateral, whether furnished by Borrower, Mortgage Borrower, Guarantor, Sponsor or otherwise, as Lender determines necessary or desirable.

(d)         Borrower covenants and agrees that after the Closing Date, (i) if applicable, Borrower shall supply to Lender such documentation, financial statements and reports in form and substance required for Lender to comply with Regulation AB of the federal securities law and (ii) Lender shall have the right to modify the provisions of this Agreement relating to the unavailability of Term SOFR and the conversion of the Loan to an alternative interest rate and/or replace such provisions to the extent Lender determines such modification or replacement is necessary or advisable in connection with any Secondary Market Transaction (including, without limitation any Securitization) with respect to the Loan. Borrower shall cooperate with Lender to implement any such modification or replacement of such provisions regarding the unavailability of Term SOFR and the conversion of the Loan to an alternative interest rate, and Borrower shall execute such amendment to this Agreement as Lender may determine is reasonably necessary in connection with the same.

11.02	Securitization Indemnification.

(a)         Borrower, Guarantor and Sponsor understand that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus supplement, private placement memorandum, offering circular or other offering document (each a “Disclosure Document”) and may also be included in filings (an “Exchange Act Filing”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to Investors or prospective Investors in the Securities, the Rating Agencies, and service providers relating to the Securitization.

(b)         Borrower shall indemnify Lender and its officers, directors, partners, employees, representatives, agents and affiliates against any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender and/or its officers, directors, partners, employees, representatives, agents and/or affiliates may become subject in connection with (i) any Disclosure Document and/or (ii) any information furnished to Lender by or on behalf of Borrower or Mortgage Borrower in connection with the underwriting or closing of the Loan or in connection with the preparation of any Disclosure Document, including, without limitation, financial statements of Borrower or Mortgage Borrower, operating statements and rent rolls with respect to the Property, or information related to the Collateral (collectively, the “Provided Information”), which Provided Information was furnished to the Rating Agencies in connection with issuing, monitoring and/or maintaining the Securities (“Covered Rating Agency Information”), in the case of each of clauses (i) and (ii), insofar as such Liabilities arise out of or are based upon any untrue statement of any material fact in the Provided Information and/or arise out of or are based upon the omission to state a material fact in the Provided Information required to be stated therein or necessary in order to make the statements in the applicable Disclosure Document and/or Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading.

(c)         The liabilities and obligations of Borrower, Guarantor, Sponsor and Lender under this Section 11.02 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

11.03

Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Upon the appointment of a Servicer, to the extent of the delegation to such Servicer, the term “Lender” shall be deemed to include the “Servicer”. Borrower shall be responsible for any set-up fees, or any other initial costs relating to the appointment of any Servicer (not to exceed $750), provided, however, that Borrower shall not be responsible for payment of the monthly servicing fee due to Servicer. Notwithstanding the foregoing, Borrower shall pay (i) all consent, review and processing fees of Servicer and any related third party costs, (ii) any liquidation fees that may be due Servicer in connection with the exercise of any or all remedies permitted under the Loan Documents, (iii) any workout fees and special servicing fees that may be due to Servicer, which fees may be due on a periodic or continuing basis and (iv) the costs of all property inspections and/or appraisals of the Property (or any updates to any existing inspection or appraisal).

11.04	Severance of Loan; Intervening Mezzanine Loan.

(a)         All costs and expenses incurred by Borrower, Guarantor, Manager and their respective Affiliates in connection with this Section 11.04 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Borrower; provided, however, to the extent that the actual and reasonable costs and expenses to be paid by Borrower pursuant to this clause (a) exceed $5,000, then Lender shall reimburse Borrower for such actual and reasonable costs and expenses incurred pursuant to this clause (a) in excess of $5,000 (it being agreed that Borrower shall pay the first $5,000.00 of such costs and expenses and Lender shall reimburse Borrower for such costs and expenses in excess thereof). It shall be an Event of Default if Borrower fails to comply with any of the terms, covenants or conditions of this Section 11.04 after the expiration of ten (10) Business Days after notice thereof.

(b)         Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided. Without limiting the foregoing, Lender may (i) cause the Note and the Pledge Agreement to be split into a first and second mezzanine loan, (ii) create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure), (iii) create multiple components of the Note or Notes (and allocate or reallocate the principal balance of the Loan among such components), in each such case described in clauses (i) through (iii) above, in whatever proportion and whatever priority Lender determines, and (iv) modify the Loan Documents with respect to the newly created Notes or components of the Note or Notes such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan. Notwithstanding the foregoing, no such amendment described above shall (A) modify or amend any material economic term of the Loan, or (B) materially increase the obligations, or decrease the rights, of Borrower under the Loan Documents; provided, however, in each such instance the outstanding principal balance of all the Notes evidencing the Loan (or components of such Notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such Notes (or components of such Notes) immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification. At Lender’s election, each note comprising the Loan may be subject to one or more Securitizations. Lender shall have the right to modify the Note and/or Notes and any components in accordance with this Section 11.04 and, provided that such modification shall comply with the terms of this Section 11.04, it shall become immediately effective. Borrower shall cooperate with all reasonable requests of Lender in furtherance of this Section 11.04, including, without limitation, that Borrower (and Borrower’s constituent members, if applicable, and Guarantor) shall execute within ten (10) days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance.

(c)         Notwithstanding anything in this Agreement to the contrary, Mortgage Lender and Lender may agree that, in lieu of a senior mezzanine loan pursuant to Section 11.04(c) of the Mortgage Loan Agreement, Lender will increase the amount of the Loan. In such case: (i) the references in Section 11.04(c) of the Mortgage Loan Agreement to the senior mezzanine loan shall be deemed to refer to the amount of the increase of the Loan (and resultant reduction in the amount of the Mortgage Loan); (ii) Borrower shall continue as the obligor with respect to the Loan, in lieu of requiring a Senior Mezzanine Borrower (as defined in the Mortgage Loan Agreement); and (iii) Borrower shall cooperate with Lender and Mortgage Lender pursuant to the terms of Section 11.04(c) of the Mortgage Loan Agreement. In furtherance thereof, Borrower shall (A) cause Mortgage Borrower to prepay the outstanding principal of the Mortgage Loan in an amount equal to the increase in the principal amount in the Loan, (B) cooperate (and cause Mortgage Borrower to cooperate) with all reasonable requests of Lender and Mortgage Lender in order to increase the principal balance of the Loan and prepay the Mortgage Loan as required hereby and pursuant to Section 11.04(c) of the Mortgage Loan Agreement, and (C) execute and deliver, and cause to be executed and delivered, such documents as shall reasonably be required by Lender, Mortgage Lender and/or any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Lender and Mortgage Lender and, if applicable, satisfactory to such Rating Agency (including, without limitation, such opinions, title endorsements, UCC title insurance policies, documents and/or instruments relating to the Property Documents and the modification of organizational documents and loan documents, as may be required in connection therewith).

11.05

REMIC Savings Clause. Notwithstanding anything to the contrary set forth in this Agreement, with respect to a Casualty or a Condemnation or the release of any portion of the real property relating to the Property, for so long as the Loan or any portion thereof is included in a REMIC Trust, if the loan to value ratio (such value to be determined by the Lender in its sole discretion based on a commercially reasonable valuation method using only the portion of the Property which constitutes acceptable real estate collateral under the Code for a REMIC Trust) immediately after such Condemnation or Casualty, as the case may be, and prior to any Restoration (but taking into account any planned Restoration of the Property as if such planned Restoration were completed) or immediately following the release of any portion of the real property relating to the Property, is more than one hundred twenty-five percent (125%), the principal balance of the Loan must be paid down by Borrower by a “qualified amount” as that term is defined in the IRS Revenue Procedure 2010-30, as the same may be amended, modified or supplemented from time to time (and, in connection with a Condemnation or Casualty, no Yield Maintenance Premium or any other prepayment premium or fee shall be due in connection therewith), in order to meet the foregoing loan to value ratio unless Borrower delivers to Lender an opinion of counsel, acceptable to Lender in its reasonable discretion, that if such amount is not paid, the applicable Securitization will not fail to meet applicable federal income tax qualification requirements or subject such Securitization to tax; provided, however, that if the immediately preceding provisions are no longer applicable under legal requirements relating to a REMIC Trust, Borrower shall comply with all Applicable Laws relating to a Casualty or Condemnation or the release of any portion of the real property relating to the Property then in effect.

ARTICLE 12         MISCELLANEOUS

12.01

Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

12.02

Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Whenever pursuant to this Agreement or any other Loan Document (a) the Rating Agencies are given any right to approve or disapprove, (b) the confirmation of the Rating Agencies as to no downgrade is required or (c) any arrangement or term is to be satisfactory to the Rating Agencies, the prior written consent of Lender in its sole discretion shall be substituted therefor prior to a Securitization.

12.03

Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS). WITH RESPECT TO ANY CLAIM OR ACTION ARISING UNDER THIS AGREEMENT, THE NOTE, THE PLEDGE AGREEMENT, OR THE OTHER LOAN DOCUMENTS, BORROWER (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT, AND IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS WILL BE DEEMED TO PRECLUDE LENDER FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION.

12.04

Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

12.05

Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

12.06

Notices. All notices or other written communications hereunder shall be deemed to have been properly given one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, addressed as follows:

If to Borrower:	DEAN MEMBER LLC
4611 12th Avenue, Suite 1L
Brooklyn, New York 11219
Attention: David Bistricer

With a copy to:	Jeffrey Zwick & Associates, P.C.
2329 Nostrand Avenue, Suite 400
Brooklyn, New York 11210
Attention: Jeffrey Zwick, Esq.

If to Lender:	MF1 Capital LLC
MF1 Process LLC
41 Madison Avenue, 41st Floor
New York, New York 10010 Attention: Legal Department

If to Borrower:	DEAN MEMBER LLC 4611 12th Avenue, Suite 1L Brooklyn, New York 11219 Attention: David Bistricer

With a copy to:	Jeffrey Zwick & Associates, P.C. 2329 Nostrand Avenue, Suite 400 Brooklyn, New York 11210 Attention: Jeffrey Zwick, Esq.

If to Lender:	MF1 Capital LLC MF1 Process LLC 41 Madison Avenue, 41st Floor

With a copy to:	MF1 Capital LLC c/o Berkshire Residential Investments 1 Beacon Street, 24th Floor Boston, Massachusetts 02108 Attention: Legal Department

And a copy to:	Parker Poe Adams & Bernstein LLP 620 South Tryon Street, Suite 800 Charlotte, North Carolina 28202 Attention: Michael Frantz, Esq.

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

12.07

Trial by Jury. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

12.08

Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

12.09

Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.10

Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

12.11

Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which Applicable Law, this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to Applicable Law, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which Applicable Law, this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

12.12

Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

12.13	Expenses; Indemnity.

(a)         Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender within ten (10) days of receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower or Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Collateral, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Restricted Account.

(b)         Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Additional Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Additional Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all Additional Indemnified Liabilities incurred by Lender.

(c)         Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender and the Indemnified Parties from and against any and all losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA, the Code, any state statute or other similar law that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 5.01-29 or 6.22 hereof.

(d)         Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, (i) any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or (ii) any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

12.14	Applicable Law.

(a)         If any Regulatory Change or change in the interpretation or application of any requirement of law, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(i)         shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender, which is not otherwise included in the determination of Term SOFR hereunder;

(ii)         shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

(iii)         shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as reasonably determined by Lender, provided that, such demand by Lender shall apply to all loans similarly affected by such change. Payments pursuant to this Section 12.14 shall be made within ten (10) days after the date Lender makes written demand therefor. Borrower’s obligations under this Section 12.14 shall survive the payment of the Debt.

(b)         Lender will within a reasonable period of time after the officer of Lender having primary responsibility for administering the Loan becomes aware of the occurrence of an event or the existence of a condition that would entitle Lender to receive payments under Section 12.14(a), to avoid or reduce any increased or additional costs payable by Borrower under Section 12.14(a), to the extent not inconsistent with the internal policies of Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (i) make, issue, fund or maintain its portion of the Loan through another office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 12.14(a) to be materially reduced and if, as determined by Lender in its sole discretion, the making, issuing, funding or maintaining of its portion of the Loan through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect the interests of Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 12.14(b) unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above.

12.15	Taxes.

(a)         Any and all payments by Borrower hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender’s income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 12.15 as “Applicable Taxes”). If Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 12.15), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law. Payments pursuant to this Section 12.15 shall be made within ten (10) days after the date Lender makes written demand therefor.

(b)         Prior to the date that any lender organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such lender shall deliver to Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN-E, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such lender establishing that payments to it pursuant to the Loan Documents are (i) not subject to United States federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Code. Each such lender shall (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to Borrower and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by Borrower. If a payment made to a lender under or in respect of this Agreement or any other Loan Document would be subject to United States federal withholding tax imposed by FATCA and such lender fails to comply with the applicable reporting requirements of FATCA, such lender shall deliver (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller, and (B) other documentation reasonably requested by Borrower sufficient for Borrower to comply with its obligations under FATCA and to determine that such lender has complied with such applicable reporting requirements. Borrower shall not be required to pay any amount pursuant to Section 12.15(a) above to any lender that is organized under the laws of a jurisdiction outside of the United States of America if such lender fails to comply with the requirements of this Section 12.15(b). Borrower will not be required to pay any additional amounts in respect of United States federal income tax pursuant to Section 12.15(a) above to any lender if the obligation to pay such additional amounts would not have arisen but for a failure by lender to comply with its obligations under this Section 12.15(b).

12.16	Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

12.17

Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

12.18

No Joint Venture or Partnership; No Third Party Beneficiaries. Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Collateral other than that of pledgee, beneficiary or lender. This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.

12.19

Publicity. All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or any of its Affiliates shall be subject to the prior written consent of Lender, which shall not be unreasonably withheld. Notwithstanding the foregoing, disclosure required by any federal or state securities laws, rules or regulations, as determined by Borrower’s counsel, shall not be subject to the prior written consent of Lender. Lender shall have the right to issue press releases, advertisements and other promotional materials describing the Loan, Lender’s participation in the origination of the Loan or the Loan’s inclusion in any Secondary Market Transaction. Promotional materials may include, without limitation, the amount and purpose of the Loan and photographs of the Property acquired from any source.

12.20

Waiver of Marshalling of Assets. To the fullest extent permitted by Applicable Law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Collateral, and agrees not to assert any right under laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Collateral in preference to every other claimant whatsoever.

12.21	Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

12.22

Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

12.23

Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement, other than Landstone Capital Group (“Broker”). Borrower shall be responsible for paying any fees or commissions payable to Broker pursuant to a separate written agreement between Borrower and Broker. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person (including, without limitation, Broker) that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. Borrower acknowledges that Lender may separately pay fees to Broker for referring the Loan to Lender. In addition, Broker may act as a servicer for the Loan and may receive a per annum servicing fee in connection therewith. In addition to such servicing fees, Broker may be entitled to receive a termination fee from Lender in certain circumstances in connection with the termination of such servicing. Such fees (i) are in addition to any fees which may be paid by Borrower to Broker and (ii) create a potential conflict of interest for Broker in its relationship with Borrower. Borrower acknowledges that it has had the opportunity to speak with Broker regarding such fees and that Lender is available to discuss any questions Borrower may have regarding such fees. Borrower agrees that Lender is not responsible for any recommendations or advice given to Borrower by Broker, that Lender and Borrower are dealing at arms’-length with each other in a commercial lending transaction and that no fiduciary or other special relationship exists or shall exist between them. The provisions of this Section 12.23 shall survive the expiration and termination of this Agreement and the payment in full of the Debt.

12.24

Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and/or its Affiliates and Lender are superseded by the terms of this Agreement and the other Loan Documents.

12.25

Uniform Commercial Code Security Agreement. This Agreement is also a security agreement under the Uniform Commercial Code for any of the Collateral which, under Applicable Law, may be subjected to a security interest under the Uniform Commercial Code, for the purpose of securing Borrower’s obligations under this Agreement and to further secure Borrower’s obligations under the Note, Pledge Agreement and other Loan Documents, whether such Collateral is owned now or acquired in the future, and all products and cash and non-cash proceeds thereof (collectively, “UCC Collateral”), and by this Agreement, Borrower grants to Lender a security interest in the UCC Collateral.

12.26	Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

(a)         the right to routinely consult informally with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times and upon reasonable advance notice. Borrower shall not be required to incur any out-of-pocket expenses in connection with consultations pursuant to this Section 12.26;

(b)         the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice;

(c)         the right, in accordance with the terms of this Agreement, including, without limitation, Section 6.09 hereof, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness; and

(d)         the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day-to-day operation of the Property).

The rights described above in this Section 12.26 may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.

12.27	Joint and Several Liability. If Borrower consists of more than one Person, the liabilities and obligations of each such Person hereunder and under the other Loan Documents shall be joint and several.

ARTICLE 13         MORTGAGE LOAN

13.01

Mortgage Loan Notice. Promptly after receipt (but no more than ten (10) Business Days after receipt), Borrower will deliver (or cause Mortgage Borrower to deliver) to Lender a true, correct and complete copy of all material written notices (including, without limitation, any notice of a Mortgage Loan Event of Default or any other default under the Mortgage Loan Documents) or material correspondence (including electronically transmitted items) received from (or on behalf of) Mortgage Lender by Mortgage Borrower or any guarantor under the Mortgage Loan Documents.

13.02

Mortgage Loan Estoppels. Within ten (10) Business Days after written request by Lender (not more frequently than annually, unless an Event of Default has occurred and is continuing), Borrower shall (or shall cause Mortgage Borrower to) from time to time, request from Mortgage Lender such estoppel certificates with respect to the status of the Mortgage Loan and compliance by Mortgage Borrower with the terms of the Mortgage Loan Documents as may reasonably be requested by Lender. In the event or to the extent that Mortgage Lender is not legally obligated to deliver such estoppel certificates and is unwilling to deliver the same, or is legally obligated to deliver such estoppel certificates but breaches such obligation, then Borrower shall not be in breach of this provision so long as such Borrower furnishes to Lender estoppels executed by Mortgage Borrower, each expressly representing to Lender the information reasonably requested by Lender regarding the status of the Mortgage Loan and the compliance by Mortgage Borrower with the terms of the Mortgage Loan Documents, to the extent Mortgage Borrower has knowledge of such requested information. Borrower hereby indemnifies Lender from and against all Losses which may be imposed on, incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances relating to the Mortgage Loan which was misrepresented in any material respect by Borrower in such estoppel executed by Mortgage Borrower.

13.03

Mezzanine Intercreditor. Borrower hereby acknowledges and agrees that any intercreditor agreement between Lender and Mortgage Lender is solely for the benefit of Lender and Mortgage Lender, and that neither Borrower nor Mortgage Borrower shall be third-party beneficiaries (intended or otherwise) of any of the provisions therein, have any rights thereunder, or be entitled to rely on any of the provisions contained therein. Lender and Mortgage Lender have no obligation to disclose to Borrower or Mortgage Borrower the contents of such intercreditor agreement. Borrower’s obligations under the Loan Documents are and will be independent of any such intercreditor agreement and shall remain unmodified by the terms and provisions thereof.

13.04	Intentionally Omitted.

13.05

Notices from Mortgage Lender. Borrower and Lender hereby acknowledge and agree that Lender may conclusively rely on any written notice delivered by Mortgage Lender without any inquiry into the validity thereof, including, without limitation, a written notice from Mortgage Lender that a Mortgage Loan Event of Default has occurred or is continuing.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER: DEAN MEMBER LLC, a Delaware limited liability company

By:
Name: David Bistricer Title: Authorized Signatory

Mezzanine Multifamily Loan and Security Agreement
Prospect House

LENDER: MF1 CAPITAL LLC, a Delaware limited liability company

By:
Name: Title:

Mezzanine Multifamily Loan and Security Agreement
Prospect House

SCHEDULE 1

DEFINITIONS SCHEDULE

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“421-a Affordable Units” means, collectively, the affordable units that are necessary for qualification of an eligible site under Affordable Option C, pursuant to the 421-a Tax Benefits Program.

“421-a Tax Benefits” means a partial real estate tax benefit whereby the value of the applicable property (as assessed by the applicable taxing Governmental Authority) is exempted from any increase above the value attributed to such property (by the applicable taxing Governmental Authority) during the tax year immediately preceding the commencement of construction on such property, such exemption having a term of (i) up to three (3) years during construction and (ii) thirty-five (35) years following completion of such construction.

“421-a Tax Benefits Program” means collectively, Section 421-a(16) of the New York State Real Property Tax Law, Chapter 51 of Title 28 of the Rules of the City of New York, applicable local law pursuant to the New York City Administrative Code, and any other Applicable Law in connection with each of the foregoing (as may be amended from time to time).

“Acceptable Counterparty” means a counterparty to an Interest Rate Cap Agreement, or the guarantor of such counterparty’s obligations under an Interest Rate Cap Agreement (provided that the form and substance of such guaranty is acceptable to Lender) that has a long-term unsecured debt or counterparty rating of not less than “A” by S&P and “A2” from Moody’s, which rating shall not include a “t” or otherwise reflect a termination risk.

“Account Collateral” means: (i) the Reserve Accounts, and all Cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Reserve Accounts from time to time; (ii) all interest, dividends, Cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iii) to the extent not covered by clauses (i) or (ii) above, all “proceeds” (as defined under the UCC as in effect in the state in which the Reserve Accounts are located) of any or all of the foregoing.

“Action Level” has the meaning set forth in Section 6.36 hereof.

“Additional Advance” has the meaning set forth in Section 2.03(i) hereof.

“Additional Advance End Date” means: (i) with respect to the Shortfall Additional Advance, November 15, 2026 (or, if such day is not a Business Day, the immediately succeeding Business Day); (ii) with respect to the Unabated Tax Earn-Out Additional Advance, November 15, 2025 (or, if such day is not a Business Day, the immediately succeeding Business Day); (iii) with respect to any of the TI/LC Additional Advances, May 15, 2027 (or, if such day is not a Business Day, the immediately succeeding Business Day) (assuming the applicable Extension Conditions have been satisfied and the Maturity Date has been extended pursuant to the Loan Documents); (iv) with respect to the Initial Earn-Out Additional Advance, May 15, 2026 (or, if such day is not a Business Day, the immediately succeeding Business Day); (v) with respect to the Second Earn-Out Additional Advance, May 15, 2026 (or, if such day is not a Business Day, the immediately succeeding Business Day); (vi) with respect to the Final Earn-Out Additional Advance, May 15, 2026 (or, if such day is not a Business Day, the immediately succeeding Business Day); and (vii) with respect to the Performance Earn-Out Additional Advance, May 15, 2028 (or, if such day is not a Business Day, the immediately succeeding Business Day) (assuming the applicable Extension Conditions have been satisfied and the Maturity Date has been extended pursuant to the Loan Documents).

“Additional Indemnified Liabilities” has the meaning set forth in Section 12.13 hereof.

“Affiliate” means, as to any Person, any other Person that (a) directly or indirectly owns twenty percent (20%) or more of the ownership interests in such Person, and/or (b) is in Control of, is Controlled by or is under common Control with such Person, and/or (c) is a director or executive officer of such Person or of an Affiliate of such Person.

“Affiliated Manager” means any property manager which is an Affiliate of Borrower, SPC Party or Guarantor, or in which Borrower, Mortgage Borrower, SPC Party or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Allocated LC Release Amount” means, with respect to each individual Commercial Unit, the amount specified on Schedule 6 attached hereto under the heading “Total LC’s” with respect to such individual Commercial Unit.

“Allocated TI Release Amount” means, with respect to each individual Commercial Unit, the amount specified on Schedule 6 attached hereto under the heading “Total TI’s” with respect to such individual Commercial Unit.

“ALTA” means American Land Title Association, or any successor thereto.

“Alteration Threshold” has the meaning set forth in the Mortgage Loan Agreement.

“Alternative Rate” means, for any Interest Period for which an Alternative Rate Condition exists, with respect to that portion of the Outstanding Principal Balance evidenced by a Note, the greater of (a) the sum of (i) the Alternative Spread applicable to such Note, plus (ii) the Alternative Rate Index for such Interest Period, and (b) the sum of (i) the Spread applicable to such Note, plus (ii) the number of basis points described in clause (a) of the definition of Term SOFR.

“Alternative Rate Conditions” means the existence of any of the following conditions, as determined by Lender in good faith: (a) adequate and reasonable means do not exist for ascertaining Term SOFR (which determination by Lender shall be conclusive and binding in the absence of manifest error), (b) Lender has delivered notice to Borrower (until such time as such notice is rescinded by Lender) that a public statement or publication of information by or on behalf of the Term SOFR Administrator or a regulatory supervisor for the Term SOFR Administrator, announcing that either (i) the Term SOFR Administrator has ceased or will cease to provide Term SOFR, permanently or indefinitely, or (ii) Term SOFR is no longer representative of underlying markets, has occurred, (c) a change in Applicable Law has made it unlawful for Lender to maintain the Term SOFR rate with respect to the Loan, or any portion thereof, or (d) the Alternative Rate Conditions (Term SOFR Replacement) exist.

“Alternative Rate Conditions (Term SOFR Replacement)” means that Lender determines in good faith that one or more replacements to Term SOFR as an index for determining the interest rate payable for floating rate commercial real estate loans has been broadly adopted by the commercial real estate finance industry and Lender elects to convert this Loan to the Alternative Rate Index (Term SOFR Replacement).

“Alternative Rate Index” means the Alternative Rate Index (Prime) unless and until the Alternative Rate Conditions (Term SOFR Replacement) exist, in which case the Alternative Rate Index means the Alternative Rate Index (Term SOFR Replacement). If any applicable Alternative Rate Index ceases to be generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a reasonably comparable interest rate index. Lender’s determination of the Alternative Rate Index shall be binding and conclusive on Borrower absent manifest error. The Alternative Rate Index may or may not be the lowest rate at which Lender prices loans on the date which the Alternative Rate Index is determined as set forth above.

“Alternative Rate Index (Prime)” means the annual rate of interest published in The Wall Street Journal from time to time as the “prime rate” as of the date that is prior to (but most near) the date which is two (2) Business Days prior to the Payment Date on which the applicable Interest Period commences. If The Wall Street Journal ceases to publish the “Prime Rate,” Lender shall select an equivalent publication that publishes such “prime rate.”

“Alternative Rate Index (Term SOFR Replacement)” means an index for determining the interest rate payable for floating rate commercial real estate loans that has been broadly adopted by the commercial real estate finance industry as a replacement for Term SOFR as an index for determining the interest rate payable for floating rate commercial real estate loans as determined by Lender in good faith.

“Alternative Spread” means with respect to that portion of the Outstanding Principal Balance evidenced by a Note, the number of basis points determined as the sum of (a) the Term SOFR Interest Rate last in effect for the Interest Period immediately prior to the date on which Lender has determined that the Alternative Rate is in effect with respect to the Loan, plus (b) the Spread applicable to such Note, less (c) the Alternative Rate Index in effect as of the last date of its determination pursuant to the definition thereof immediately prior to the date on which Lender has determined that the Alternative Rate is in effect with respect to the Loan, plus (d) an adjustment (which may be a positive or negative value or zero) that has been selected by Lender giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body.

“Annual Budget” means the operating budget, including all planned capital expenditures, for the Property prepared by Mortgage Borrower for the applicable Fiscal Year or other period.

“Applicable Law” means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, building codes, land laws, judgments, decrees and injunctions of Governmental Authorities affecting the Loan, any Secondary Market Transaction with respect to the Loan, Borrower, Mortgage Borrower, Guarantor, Sponsor, the Collateral and/or the Property or any part thereof, or the zoning, construction, use, alteration, occupancy or operation thereof (including, without limitation, those related to the Rent Regulations, or any part thereof, whether now or hereafter enacted and in force, including the Securities Act, the Exchange Act, the Dodd Frank Wall Street Reform and Consumer Protection Act (or any statute replacing or amending the same), the Americans with Disabilities Act of 1990, all laws, regulations, and executive orders relating to terrorism, economic or financial sanctions or trade embargoes or restrictions, narcotics trafficking, money laundering, criminal organizations, bribery, or corruption, and all permits, licenses and authorizations and regulations relating thereto.

“Applicable Taxes” has the meaning set forth in Section 12.15 hereof.

“Appraisal” means an appraisal prepared in accordance with the requirements of FIRREA and USPAP, prepared by an independent third party appraiser holding an MAI designation, who is state licensed or state certified if required under the laws of the State, who meets the requirements of FIRREA and USPAP and who is otherwise satisfactory to Lender.

“Approved Accounting Method” means (i) generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination, or (ii) such other method of accounting reasonably acceptable to Lender, in each case of the foregoing cases, consistently applied.

“Approved Annual Budget” has the meaning set forth in Section 6.09(b) hereof.

“Approved ID Provider” means each of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company and Lord Securities Corporation; provided, that, additional national providers of independent directors may be deemed added to the foregoing hereunder to the extent approved in writing by Lender and the Rating Agencies.

“Approved Leasing Expenditures” means actual out-of-pocket expenses incurred by Mortgage Borrower and payable to third parties (x) in connection with the completion of tenant improvements required to be made pursuant to, and/or tenant improvement allowances required to be paid pursuant to, non-residential Leases entered into in accordance with the Loan Documents (collectively, the “TIs”), and (y) for leasing commissions payable in connection with non-residential Leases entered into in accordance with the Loan Documents (collectively, the “LCs”), in each case, which expenses (a) are (i) specifically approved by Lender in connection with approving the applicable Lease or (ii) otherwise approved by Lender, and (b) are substantiated by executed Lease documents or other documentary support acceptable to Lender.

“Assignment of Management Agreement” means that certain Conditional Assignment of Management Agreement dated as of the date hereof among Lender, Borrower, Mortgage Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” means any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Balancing Event Payment” has the meaning set forth in the Mortgage Loan Agreement.

“Bankruptcy Code” means Title 11 U.S.C. § 101 et seq., and the regulations adopted and promulgated pursuant thereto (as the same may be amended from time to time).

“Bankruptcy Event” means the occurrence of any one or more of the following: (i) Borrower, Mortgage Borrower or SPC Party files a voluntary petition under the Bankruptcy Code or any other Creditors’ Rights Laws; (ii) any Borrower Party files, or joins in the filing of, an involuntary petition against Borrower, Mortgage Borrower or SPC Party under the Bankruptcy Code or any other Creditors’ Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (iii) Borrower, Mortgage Borrower or SPC Party files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Creditors’ Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (iv) any Borrower Party consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, Mortgage Borrower, SPC Party or any portion of the Property; (v) Borrower, Mortgage Borrower or SPC Party makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (vi) the substantive consolidation of Borrower, Mortgage Borrower or SPC Party with any other Person in connection with any proceeding under the Bankruptcy Code or any other Creditors’ Rights Laws; (vii) any Borrower Party contesting or opposing any motion made by Lender to obtain relief from the automatic stay or seeking to reinstate the automatic stay in the event of any proceeding under the Bankruptcy Code or any other Creditors’ Rights Laws involving Borrower, Mortgage Borrower, Guarantor or their respective Affiliates; and (viii) in the event Lender receives less than the full value of its claim in any proceeding under the Bankruptcy Code or any other Creditors’ Rights Laws, Guarantor or any of its Affiliates receiving an equity interest or other financial benefit of any kind as a result of a “new value” plan or equity contribution.

“Borrower” has the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Borrower Party” means each of Borrower, SPC Party, Sponsor, Guarantor, Mortgage Borrower, any Affiliate of Borrower, SPC Party, Sponsor, Guarantor or Mortgage Borrower, and any Person acting on behalf of or at the direction of any such party.

“Business Day” means any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Capital Expenditures” means, for any period, the amount expended for replacements and/or alterations to the Property and required to be capitalized according to the Approved Accounting Method.

“Cash” means coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

“Cash Management Account” has the meaning set forth in the Mortgage Loan Agreement.

“Casualty” has the meaning set forth in Section 9.02 hereof.

“Closing Date” means the date funds are initially advanced under the Note.

“Closing Date Vacant Commercial Unit” means any Commercial Unit that is vacant as of the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and all applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” has the meaning set forth in the Pledge Agreement.

“Collateral Assignment of Interest Rate Cap Agreement” has the meaning set forth in Section 6.24(c) hereof.

“Commercial Space” means, collectively, that certain space located on the ground floor of the Property consisting of approximately (i) 18,927 square feet of leasable retail space and (ii) 1,115 square feet of leasable retail space in the cellar, all as more particularly described on Schedule 6 attached hereto.

“Commercial Unit” means, individually, each individual commercial unit at the Property set forth on Schedule 6 attached hereto.

“Complete” means, with respect to any of the work constituting the Project, that (a) such work is substantially completed in accordance with the Project Budget, the Loan Documents, and all Applicable Laws, (b) the TCO Condition has been satisfied, (c) subject to any contest rights contained herein, the Property is free of all mechanics’, materialmen’s, and other similar liens (or such liens have otherwise been bonded over to Lender’s satisfaction), (d) Lender has received copies of all warranties from suppliers covering materials, equipment and appliances included within the applicable component of the work and (e) the Property has at least thirty-one (31) striped parking spaces within the below-grade parking lot at the Property. The terms “Completed” and “Completion” shall have the same meaning when used in the Loan Documents.

“Completion Guaranty” means that certain Mezzanine Completion Guaranty, dated as of the date hereof, from Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Completion Notice” has the same meaning as the term “Completion Notice” as used in the Regulatory Agreement.

“Concessions” means (a) rental abatements, (b) “free” rent, (c) inducements and (d) other incentives.

“Condemnation” means a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Control” (and the correlative terms “controlled by” and “controlling”) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise.

“Creditors’ Rights Laws” means with respect to any Person, any existing or future law of any jurisdiction, domestic or foreign, applicable to such Person and relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

“Crowdfunding” means the practice of funding a project or venture by raising capital by either of the following methods: (i) via general solicitation (i.e., marketing directed to the public at large, whether via the internet or otherwise) that (A) names Mortgage Lender or Lender, or (B) names or contains any information about the Property or (ii) from unaccredited investors in a public offering (e.g., under the related exemptions of Title III or Title IV of the Jumpstart Our Business Startups (JOBS) Act).

“Debt” means the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, or any other Loan Document.

“Debt Service” means, with respect to any particular period of time, interest and principal payments due under the Note for such period.

“Debt Service (Combined)” means, with respect to any particular period of time, the sum of (A) Debt Service and (B) interest and principal payments due under the Mortgage Note for such period.

“Debt Service Coverage Ratio” means, as of any date, the ratio calculated by Lender of: (a) the Net Cash Flow to (b) the projected aggregate Debt Service (including any required Principal Payments) that would become due during the twelve (12) calendar month period immediately following the date of calculation, calculated on the Loan Amount, plus the applicable Mortgage Debt Service for such period, in each case, and assuming that the Interest Rate (for the Loan and the Mortgage Loan, as applicable) in effect on the most recent Payment Date remains the same during such twelve (12) month period. Borrower shall deliver to Lender such information as is reasonably required for Lender to make all applicable calculations. Lender’s calculation of Debt Service Coverage Ratio, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

“Debt Yield” means, as of any date, the ratio (expressed as a percentage) calculated by Lender of: (a) the Net Cash Flow to (b) the Loan Amount, plus the Mortgage Loan Amount. Lender’s calculation of Debt Yield, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

“Default” means (i) the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default or (ii) the occurrence of a Mortgage Loan Default.

“Default Rate” means, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate, or (b) five percent (5%) above the Interest Rate.

“Disclosure Document” has the meaning set forth in Section 11.02 hereof.

“EGI” has the meaning set forth in the Mortgage Loan Agreement.

“Eligible Account” means a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” means a depository institution or trust company, insured by the Federal Deposit Insurance Corporation, (a) the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1 by Fitch in the case of accounts in which funds are held for thirty (30) days or less, or (b) the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s in the case of accounts in which funds are held for more than thirty (30) days.

“Embargoed Person” has the meaning set forth in Section 5.01-36 hereof.

“Environmental Declaration” has the meaning set forth in Section 6.14 hereof.

“Environmental Indemnity” means that certain Mezzanine Environmental Indemnity Agreement dated as of the date hereof by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other governmental directives or requirements, as well as common law, relating to the protection of human health or the environment, Hazardous Materials, liability for, or costs of, other actual or threatened danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Materials or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

“Environmental Report” has the meaning set forth in the Mortgage Loan Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“Event of Default” has the meaning set forth in Section 10.01 hereof.

“Exchange Act” has the meaning set forth in Section 11.02 hereof.

“Exchange Act Filing” has the meaning set forth in Section 11.02 hereof.

“Executive Order” has the meaning set forth in the definition of Prohibited Person.

“Extension Conditions” means each of the following: (a) Borrower shall have given at least thirty (30) days’, but not more than ninety (90) days’, prior written notice to Lender of its intention to extend the Maturity Date; (b) no Event of Default shall exist as of the applicable Maturity Date; (c) the Debt Yield must be at least (i) in connection with the extension of the Maturity Date to the Second Extended Maturity Date, seven and one-quarter of one percent (7.25%) as of the First Extended Maturity Date, and (ii) in connection with the extension of the Maturity Date to the Third Extended Maturity Date, seven and one-half of one percent (7.50%) as of the Second Extended Maturity Date; (d) Borrower shall have (i) paid to Lender a fee in the amount of (A) in connection with the extension of the Maturity Date to the Second Extended Maturity Date, one quarter of one percent (0.25%) of the Loan Amount, and (B) in connection with the extension of the Maturity Date to the Third Extended Maturity Date, one quarter of one percent (0.25%) of the Loan Amount, and (ii) paid or reimbursed all of Lender’s outstanding fees and expenses then due and payable hereunder or under the other Loan Documents; (e) Borrower shall have obtained (and collaterally assigned to Lender pursuant to such documents as Lender may require) an interest rate cap complying with the requirements of Section 6.24 hereof, expiring no earlier than the extended Maturity Date, capping the applicable Index at the applicable Strike Rate, and having a notional principal amount not less than the Loan Amount; and (f) Mortgage Borrower shall have simultaneously extended the Mortgage Loan pursuant to the terms and conditions of the Mortgage Loan Agreement.

“FATCA” means Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof.

“Final Earn-Out Additional Advance” has the meaning set forth in Section 2.03(h) hereof.

“Final Earn-Out Additional Advance Conditions” means prior to May 15, 2026, both (x) the Second Earn-Out Additional Advance Conditions have been satisfied, and (y) at least seventy-five percent (75%) of the Market-Rate Units at the Property shall then be demised pursuant to Leases, in each case entered into in accordance with Section 6.12 of the Mortgage Loan Agreement, pursuant to which each of the tenants thereunder has accepted possession, and is in occupancy, of all of the space demised under its respective Lease, with an aggregate average monthly rent per unit mix type equal to or greater than the applicable average monthly rent set forth on Exhibit E attached hereto.

“Final RAR” has the meaning set forth in Section 6.14 hereof.

“Financing Statement” shall mean, individually and collectively, the UCC Financing Statement or UCC Financing Statements naming Borrower, as debtor, and Lender, as secured party, pertaining to the Collateral, and filed in the appropriate filing office or offices required under applicable state law.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

“First Extended Maturity Date” has the meaning set forth in the definition of “Maturity Date”.

“First Unabated Tax Reserve Additional Advance” has the meaning set forth in Section 2.03(d) hereof.

“Fiscal Year” means each twelve (12) month period commencing on January 1 and ending on December 31 during the term of the Loan.

“Fitch” means Fitch, Inc.

“Flood Insurance Acts” has the meaning set forth on Schedule 4 hereof.

“Follow Up Short Term Radon Test” has the meaning set forth in Section 6.36 hereof.

“Force Majeure” means any event, circumstance or condition beyond the reasonable control of Borrower, including strikes, labor disputes, acts of God, the elements, governmental restrictions, regulations or controls, enemy action, civil commotion, fire, casualty, accidents, mechanical breakdowns or shortages of, or inability to obtain, labor, utilities or materials, or which causes delay; provided, however, that (a) neither any lack of funds (unless due to Lender non-compliance with this Agreement) nor any illiquidity or disruption affecting capital markets or other general economic conditions, shall be deemed to be a condition beyond the control of Borrower; (b) Borrower notifies Lender of the existence of such event, circumstance or condition within ten (10) days from the date that Borrower becomes aware that such event, circumstance or condition could result in Force Majeure; and (c) the delay that could result from such Force Majeure shall not cause or result in a default or violation by Borrower under any material contracts or licenses and permits affecting the Property or under any Applicable Law.

“FRESH Declaration” shall mean that certain Declaration of Restrictions, dated as of November 4, 2024, by Mortgage Borrower, and recorded on November 21, 2024 with the City Register’s Office of the City of New York as CRFN 2024000305858, as the same may be amended, restated, supplemented, replaced or modified from time to time in accordance with the terms hereof.

“Future TI/LC Reserve Account” has the meaning set forth in the Mortgage Loan Agreement.

“GAAP” means generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” means any court, board, agency, commission, office, central bank or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, country or otherwise) or quasi-governmental unit whether now or hereafter in existence.

“Governmental Plan” means a “governmental plan” as defined in Section 3(32) of ERISA.

“Guarantor” means Clipper Realty Inc., a Maryland corporation.

“Guaranty” means that certain Mezzanine Guaranty of Recourse Obligations of Borrower, dated as of the date hereof, from Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hazardous Materials” means but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to Mold, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

“Improvements” has the meaning set forth in Article I of the Security Instrument.

“Inclusionary Units” means “Affordable Housing Units” as those terms are defined in each of the Regulatory Agreement.

“Indemnified Parties” means Lender, any Affiliate of Lender who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by the Pledge Agreement is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan, the holders of any Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties, as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Collateral, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

“Index” means (a) while Term SOFR is the index upon which the Interest Rate is determined, Term SOFR, and (b) while Term SOFR is not the index upon which the Interest Rate is determined, the Alternative Rate Index.

“Initial Earn-Out Additional Advance” has the meaning set forth in Section 2.03(f) hereof.

“Initial Earn-Out Additional Advance Conditions” means prior to May 15, 2026, both (x) the entire Property has received (i) its Completion Notice (as defined Regulatory Agreement) and (ii) the TCO which is in full force and effect and (y) the entire Residential Space (including, without limitation, all Units) is ready for immediate occupancy (as reasonably determined by Lender).

“Insolvency Opinion” means that certain substantive bankruptcy non-consolidation opinion letter delivered to Lender by The Danneman Firm, LLC in connection with the closing of the Loan and approved by Lender or the Rating Agencies, as the case may be, and any update or replacement thereof delivered pursuant to the terms of this Agreement.

“Insurance Premiums” has the meaning set forth in the Mortgage Loan Agreement.

“Insurance Proceeds” has the meaning set forth in the Mortgage Loan Agreement

“Interest Period” means, with respect to any Payment Date, the period commencing on and including the fifteenth (15th) day of the immediately preceding calendar month and ending on and including the fourteenth (14th) day of the calendar month in which such Payment Date occurs.

“Interest Rate” means, for any Interest Period, the sum of (a) the Spread, plus (b) the Term SOFR Interest Rate for such Interest Period; provided, however, that during any period in which an Alternative Rate Condition exists, “Interest Rate” shall mean, for any Interest Period, the Alternative Rate for such Interest Period.

“Interest Rate Cap Agreement” has the meaning set forth in Section 6.24(a) hereof.

“Investor” has the meaning set forth in Section 11.01 hereof.

“Key Principal” shall mean David Bistricer, an individual.

“Labor and Materials Charge” has the meaning set forth in Section 6.18 hereof.

“LCs” has the meaning set forth in the definition of “Approved Leasing Expenditures”.

“Leases” has the meaning set forth in Article I of the Security Instrument.

“Lender” has the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Liabilities” has the meaning set forth in Section 11.02 hereof.

“Licenses” has the meaning set forth in the Mortgage Loan Agreement.

“Lien” means any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, the Collateral, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” means the loan made by Lender to Borrower pursuant to this Agreement and the other Loan Documents as the same may be amended or split pursuant to the terms hereof.

“Loan Amount” means $45,000,000.00.

“Loan Documents” means, collectively, this Agreement, the Note, the Pledge Agreement, the Environmental Indemnity, the Assignment of Management Agreement, the Collateral Assignment of Interest Rate Cap Agreement, the Guaranty, the Completion Guaranty and all other documents executed and/or delivered in connection with the Loan, as each of the foregoing may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

“Loan-To-Value Ratio” means a percentage calculated by multiplying (a) a fraction, the numerator of which is the Loan Amount, plus the Mortgage Loan Amount, and the denominator of which is the value of the Property based on a current Appraisal thereof, by (b) one hundred (100).

“Long Term Radon Tests” has the meaning set forth in Section 6.36 hereof.

“Losses” means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense).

“Major Lease” has the meaning set forth in the Mortgage Loan Agreement.

“Management Agreement” means the management agreement entered into by and between Mortgage Borrower and Manager, pursuant to which the Manager is to provide management and other services with respect to the Property, or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement and the Mortgage Loan Agreement.

“Manager” means Clipper Realty L.P., a Delaware limited partnership, or such other entity selected as the manager of the Property in accordance with the terms of this Agreement and the Mortgage Loan Agreement.

“Market-Rate Units” means, collectively, all Units at the Property that are not 421-a Affordable Units.

“Material Agreement” means (i) the ZLDA and (ii) each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property, other than the Management Agreement and the Leases, under which there is an obligation of Borrower or Mortgage Borrower to pay more than $200,000 per annum.

“Maturity Date” means (a) the Payment Date occurring in May, 2027 (the “Scheduled Maturity Date”), (b) if the applicable Extension Conditions have been satisfied as of the Scheduled Maturity Date, the Payment Date occurring in May, 2028 (the “First Extended Maturity Date”), (c) if the applicable Extension Conditions have been satisfied as of the First Extended Maturity Date, the Payment Date occurring in May, 2029 (the “Second Extended Maturity Date”), (d) if the applicable Extension Conditions have been satisfied as of the Second Extended Maturity Date, the Payment Date occurring in May, 2030 (the “Third Extended Maturity Date”), or (e) the date on which the Debt has been accelerated as herein provided.

“Maximum Additional Advance Amount” means $18,250,000.00.

“Maximum Final Earn-Out Additional Advance Amount” means $1,000,000.00.

“Maximum Initial Earn-Out Additional Advance Amount” means $2,000,000.00.

“Maximum Legal Rate” means the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the other Loan Documents, under the laws of any state whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Maximum Performance Earn-Out Additional Advance Amount” means $5,000,000.00.

“Maximum Second Earn-Out Additional Advance Amount” means $2,000,000.00.

“Maximum Shortfall Additional Advance Amount” means $4,250,000.00.

“Maximum TI/LC Additional Advance Amount” means $2,000,000.00.

“Maximum Unabated Tax Additional Advance Amount” means $2,000,000.00.

“Minimum Advance Amount” means the lesser of (i) $100,000.00 and (ii) the remaining amount available as an Additional Advance pursuant to the terms of this Agreement.

“Minimum Disbursement Amount” means Ten Thousand and No/100 Dollars ($10,000), or such lesser amount remaining in the applicable Reserve Account.

“Mold” means fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew, and viruses, whether or not such Mold is living.

“Monthly Payment Amount” means, as of any Payment Date, a payment equal to the sum of (a) the amount of all interest that accrues on the Outstanding Principal Balance for the Interest Period in which such Payment Date occurs computed at the Interest Rate in effect during the Interest Period in effect as of the day immediately preceding such Payment Date plus (b) for the Payment Date occurring in June, 2028 (assuming the Extension Conditions have been satisfied and the Maturity Date has been extended pursuant to the Loan Documents) and for each Payment Date occurring thereafter, the Principal Payment.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Borrower” means Dean Owner LLC, a Delaware limited liability company.

“Mortgage Borrower Company Agreement” means the limited liability operating agreement of Mortgage Borrower.

“Mortgage Debt” means the “Debt” as defined in the Mortgage Loan Agreement.

“Mortgage Debt Service” means, with respect to any particular period of time, interest and principal (if applicable) payments due under the Mortgage Note for such period.

“Mortgage Lender” means Lender, together with its successor and/or assigns, in its capacity as mortgage lender under the Mortgage Loan.

“Mortgage Loan” means that certain loan in the original principal balance of $115,000,000.00 made by Mortgage Lender to Mortgage Borrower, and evidenced by the Mortgage Note.

“Mortgage Loan Agreement” means that certain Multifamily Loan and Security Agreement of even date herewith between Mortgage Borrower and Mortgage Lender (as the same exist as of the date hereof and as the same may be amended, restated, replaced, supplemented or otherwise modified).

“Mortgage Loan Amount” means the “Loan Amount” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Default” means a “Default” under and as defined in the Mortgage Loan Agreement.

“Mortgage Loan Documents” means the documents, certificates and instruments evidencing, securing or otherwise executed in connection with the Mortgage Loan (as the same exist as of the date hereof and as the same may be amended, restated, replaced, supplemented or otherwise modified).

“Mortgage Loan Event of Default” means the occurrence of an “Event of Default” as such term is defined in the Mortgage Loan Agreement.

“Mortgage Loan Monthly Payment Amount” shall mean the “Monthly Payment Amount” as such term is defined in the Mortgage Loan Agreement.

“Mortgage Note” means that certain Amended, Restated and Consolidated Promissory Note of even date herewith in the original principal balance of $115,000,000.00 made by Mortgage Borrower in favor of Mortgage Lender.

“Net Cash Flow” has the meaning set forth in the Mortgage Loan Agreement; provided, however, that the same (and “EGI” and “Operating Expenses”, each as defined in the Mortgage Loan Agreement) shall be calculated for purposes hereunder, by Lender (as opposed to Mortgage Lender), and Lender’s calculation thereof shall be final absent manifest error.

“Net Proceeds” has the meaning set forth in the Mortgage Loan Agreement.

“Note” means that certain Mezzanine Promissory Note of even date herewith in the original principal amount of up to $45,000,000.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

“NYC OER” has the meaning set forth in Section 6.14 hereof.

“O&M Program” has the meaning set forth in Section 6.14(c) hereof.

“Obligations” means Borrower’s obligation to pay the Debt and perform its obligations under the Note, this Agreement and the other Loan Documents.

“OFAC” has the meaning set forth in Section 5.01-35 hereof.

“Officer’s Certificate” means a certificate delivered to Lender by Borrower which is signed by a Responsible Officer of Borrower.

“Other Charges” means all maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Outstanding Principal Balance” means, as of any date, the outstanding principal balance of the Loan.

“Ownership Certificates” means the certificate evidencing the Pledged Company Interests.

“PACE Loan” means any Property Assessed Clean Energy loan or any similar financing.

“Patriot Act” has the meaning set forth in Section 5.01-35 hereof.

“Payment Date” means the ninth (9th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

“Performance Earn-Out Additional Advance” has the meaning set forth in Section 2.03(i) hereof.

“Performance Earn-Out Additional Advance Conditions” means prior to May 15, 2028 (assuming the applicable Extension Conditions have been satisfied and the Maturity Date has been extended pursuant to the Loan Documents) and at the time the Performance Earn-Out Additional Advance is to be made, the Debt Yield has been equal to or greater than seven and one quarter of one percent (7.25%) for at least three consecutive calendar months.

“Permanent CO” has the meaning set forth in Section 6.30 hereof.

“Permitted Encumbrances” has the meaning set forth in the Mortgage Loan Agreement.

“Permitted Prepayment Date” has the meaning set forth in Section 2.05(a) hereof.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” has the meaning set forth in Article I of the Security Instrument.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA, subject to Title I of ERISA) whether or not subject to ERISA or a plan or other arrangement within the meaning of Section 4975 of the Code.

“Plan Assets” means assets of a Plan within the meaning of 29 C.F.R. Section 2510.3-101 or similar law.

“Pledge Agreement” means that certain Pledge and Security Agreement dated as of the date hereof by Borrower in favor of Lender.

“Pledged Company Interests” has the meaning set forth in the Pledge Agreement.

“Policies” has the meaning set forth in the Mortgage Loan Agreement.

“Principal Payment” means $36,955.00.

“Prohibited Governmental Transactions” means transactions by or with Borrower that are subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect.

“Prohibited Person” means any Person:

(a)         listed in the Annex to, or otherwise subject to the provisions of, the Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (collectively, the “Executive Order”);

(b)         that is owned or controlled by, or acting for or on behalf of, any Person that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(c)         with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d)         who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(e)         that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/downloads/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

(f)         who is an Affiliate of or affiliated with a Person listed above.

“Prohibited Transaction” means any transaction which could cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement, the Pledge Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

“Prohibited Transfer” has the meaning set forth in Section 7.01(a) hereof.

“Project” means the Completion of all capital improvements to the Property described in the Project Budget and all done in accordance with the Project Budget and all Applicable Laws.

“Project Budget” means that certain budget of costs and expenses to be incurred with the Completion of the Project by Borrower or Mortgage Borrower attached hereto as Exhibit F.

“Project Completion Deadline” has the meaning set forth in Section 6.35 hereof.

“Property” has the meaning set forth in the Mortgage Loan Agreement.

“Provided Information” has the meaning set forth in Section 11.02 hereof.

“Qualified Manager” means a Person approved by Lender in writing (which such consent may be conditioned upon Lender’s receipt of confirmation from the applicable Rating Agencies that the management of the Property by such Person will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current rating of the Securities or any class thereof).

“Radon Requirements Satisfaction Event” has the meaning set forth in Section 6.36 hereof.

“Rating Agencies” means (a) prior to the final Securitization of the Loan, S&P, Moody’s, Fitch, DBRS Morningstar, and Kroll Bond Ratings (or, in each case, its applicable affiliate, and their respective successors), or any other nationally-recognized statistical rating agency that has been designated by Lender and (b) after the final Securitization of the Loan, shall mean any of the foregoing in clause (a) that have rated and continue to rate any of the Securities (excluding unsolicited ratings).

“Regulatory Agency” means the New York City Department of Housing Preservation and Development, acting through any authorized representative, or any other Governmental Authority or quasi-governmental authority entitled to enforce the provisions of the 421-a Tax Benefits Program and/or the Regulatory Agreement, as applicable.

“Regulatory Agreement” means that certain Mandatory Inclusionary Housing Restrictive Declaration, dated August 10, 2023, by Mortgage Borrower, and recorded on August 18, 2023 with the City Register’s Office of the City of New York as CRFN 2023000210313, as amended by that certain First Amendment to Mandatory Inclusionary Housing Restrictive Declaration, dated January 30, 2025, by Mortgage Borrower, and recorded on February 7, 2025 with the City of Register’s Office of y of New York as CRFN 2025000035826, as the same may be amended, restated, supplemented, replaced or modified from time to time in accordance with the terms hereof.

“Regulatory Change” means any change effective after the date of this Agreement in any statute, treaty, rule, regulation, ordinance, executive order or administrative or judicial precedents or authorities (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System of the United States (or any successor)) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including any Lender, of or under any statute, treaty, rule, regulation, ordinance, executive order or administrative or judicial precedents or authorities (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Release” means, with respect to any Hazardous Materials, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Remediation” means but shall not be limited to any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Materials; any actions to prevent, cure or mitigate any Release of any Hazardous Materials; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Materials or to anything referred to herein.

“REMIC Trust” means a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note or any portion thereof.

“Rent Regulations” means (i) the Rent Stabilization Law of 1969 (Administrative Code of the City of New York §26-501); (ii) the New York City Rent Stabilization Code (9 NYCRR 2520.1 et. seq.); (iii) the New York City Rent and Rehabilitation Law (Administrative Code of the City of New York Sections §26-401 et. seq.); (iv) the Emergency Tenant Protection Act of 1974 (McKinney’s Unconsolidated §8621 et. seq.); (v) New York City Local Law of 1994 (Local Law 1994, No. 4); (vi) the 1993 Rent Regulation Reform Act (L. 1993, ch. 253); the Rent Regulation Reform Act of 1997 (L. 1997, ch. 116); (vii) New York City Rent and Eviction Regulations (9 NYCRR 2200 et. seq.); (viii) New York Consolidated Laws, Penal Law §241.00 and §241.05, Administrative Code of the City of New York §27-2115 and Housing Maintenance Code§ 27-2004; and (ix) the Housing Stability and Tenant Protection Act of 2019, all as the same may have been or hereafter may be amended from time to time, together with any other applicable laws, rules, orders, regulations, ordinances, judgments, decrees, injunctions, permits or requirements of Governmental Authorities having jurisdiction over the issue or matter in question and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof which, in the case of each of the foregoing, relate to the rental of apartment units.

“Rent Roll” means a statement from Borrower, substantially in the form of the rent roll for the Property delivered to and approved by Lender in connection with the closing of the Loan, detailing the names of all tenants of the Property, the portion of Property occupied by each tenant, the base rent and any other charges payable under each Lease, the term of each Lease, the beginning date and expiration date of each Lease, whether any tenant is in default under its Lease (and detailing the nature of such default) or is not in physical occupancy of its space, a delineation as to whether each Unit at the Property is a Market-Rate Unit and/or a 421-a Affordable Unit, and any other information as is reasonably required by Lender, all certified by a Responsible Officer to be true, correct and complete.

“Rents” has the meaning set forth in Article I of the Security Instrument.

“Replacement Management Agreement” means, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be acceptable to Lender in form and substance, provided, with respect to this subclause (ii), after a Securitization, Lender, at its option, may require that Borrower obtain confirmation from the applicable Rating Agencies that such management agreement will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current rating of the Securities or any class thereof; (b) a conditional assignment of management agreement substantially in the form of the Assignment of Management Agreement (or such other form acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense; and (c) if such replacement manager is an Affiliated Manager, Borrower shall have delivered, or cause to be delivered, to Lender, an updated Insolvency Opinion acceptable to Lender with respect to such Affiliated Manager.

“Required Equity” has the meaning set forth in Section 5.01-41 hereof.

“Reserve Accounts” means any escrow or reserve account established pursuant to the Loan Documents.

“Reserve Item” has the meaning set forth in the Mortgage Loan Agreement.

“Reserve Requirement” means, with respect to any Interest Period, the maximum rate of all reserve requirements (including all basic, marginal, emergency, supplemental, special or other reserves and taking into account any transitional adjustments or other schedule changes in reserve requirements during the Interest Period) which are imposed under Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect (including any successor or other Regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System) on eurocurrency liabilities (or against any other category of liabilities which includes deposits by reference to which Term SOFR or any Alternative Rate Index, as applicable, is determined or against, any category of extensions of credit or other assets which includes loans by a non-United States office of a depository institution to United States residents or loans which charge interest at a rate determined by reference to such deposits) during the Interest Period and which are applicable to member banks of the Federal Reserve System with deposits exceeding one billion dollars, but without benefit or credit of proration, exemptions or offsets that might otherwise be available from time to time under the said Regulation D, to the extent the same is applicable to any holder of a Note or other interest in the Loan (including participation interests in the Loan). The determination of the Reserve Requirement shall be based on the assumption that Lender funded 100% of the Loan in the interbank Eurodollar market. In the event of any change in the rate of such Reserve Requirement under said Regulation D during the applicable Interest Period, or any variation in such requirements based upon amounts or kinds of assets or liabilities, or other factors, including the imposition of Reserve Requirement, or differing Reserve Requirement, on one or more but not all of the holders of the Loan or any participation therein, such Lender may use any reasonable averaging and/or attribution methods which it deems appropriate and practical for determining the rate of such Reserve Requirement which shall be used in the computation of the Reserve Requirement. Lender’s computation of same shall be final absent manifest error.

“Residential Space” means, collectively, all two hundred forty (240) Units at the Property, together with any amenity spaces associated therewith.

“Responsible Officer” means with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer, vice president-finance or such other authorized representative of such Person.

“Restoration” means the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as (i) are required by the Restrictive Declaration and/or the Regulatory Agreement and/or (ii) may be approved by Lender.

“Restoration Threshold” has the meaning set forth in the Mortgage Loan Agreement.

“Restricted Account” means the deposit account established pursuant to the Restricted Account Agreement.

“Restricted Account Agreement” means a deposit account control agreement in form and content reasonably acceptable to Mortgage Lender by and among Restricted Account Bank, Mortgage Borrower and Mortgage Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Restricted Account Bank” means any Eligible Institution acceptable to Lender that enters into the Restricted Account Agreement, provided that it remains an Eligible Institution, and any successor Eligible Institution or other Eligible Institution selected by Borrower, subject to Lender’s prior written consent.

“Restricted Party” means Borrower, SPC Party, Mortgage Borrower, Guarantor, Sponsor or any Affiliated Manager or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of, Borrower, SPC Party, Mortgage Borrower, Guarantor, Sponsor, any Affiliated Manager or any non-member manager.

“Restrictive Declaration” means a restrictive declaration relating to the 421-a Tax Benefits Program in form and substance acceptable to the Regulatory Agency to be entered into with respect to, and recorded against, the Property.

“S&P” means Standard & Poor’s Ratings Services.

“Sale or Pledge” means a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, lien, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) a legal or beneficial interest.

“Scheduled Maturity Date” has the meaning set forth in the definition of “Maturity Date”.

“Second Earn-Out Additional Advance” has the meaning set forth in Section 2.03(g) hereof.

“Second Earn-Out Additional Advance Conditions” means prior to May 15, 2026, both (x) the Initial Earn-Out Additional Advance Conditions have been satisfied, and (y) at least fifty percent (50%) of the Market-Rate Units at the Property shall then be demised pursuant to Leases, in each case entered into in accordance with Section 6.12 of the Mortgage Loan Agreement, pursuant to which each of the tenants thereunder has accepted possession, and is in occupancy, of all of the space demised under its respective Lease, with an aggregate average monthly rent per unit mix type equal to or greater than the applicable average monthly rent set forth on Exhibit E attached hereto.

“Second Extended Maturity Date” has the meaning set forth in the definition of “Maturity Date”.

“Second Unabated Tax Reserve Additional Advance” has the meaning set forth in Section 2.03(d) hereof.

“Secondary Market Transaction” has the meaning set forth in Section 11.01 hereof.

“Securities” has the meaning set forth in Section 11.01 hereof.

“Securities Act” has the meaning set forth in Section 11.02 hereof.

“Securitization” has the meaning set forth in Section 11.01 hereof.

“Security Deposits” has the meaning set forth in the Mortgage Loan Agreement.

“Security Instrument” means that certain first priority Amended, Restated and Consolidated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by Mortgage Borrower as security for the Mortgage Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” has the meaning set forth in Section 11.03 hereof.

“Servicing Agreement” has the meaning set forth in Section 11.03 hereof.

“Severed Loan Documents” has the meaning set forth in Section 10.02(c) hereof.

“Short Term Radon Test” has the meaning set forth in Section 6.36 hereof.

“Shortfall Additional Advance” has the meaning set forth in Section 2.03(b) hereof.

“Shortfall Reserve Account” has the meaning set forth in the Mortgage Loan Agreement.

“Shortfall Reserve Account Release Date” means the date on which all of the following conditions have been simultaneously satisfied (as reasonably determined by Lender): (a) the Debt Yield has been equal to or greater than eight percent (8.00%) for two (2) consecutive calendar quarters; (b) the Debt Service Coverage Ratio has been equal to or greater than 1.10:1.00 for two (2) consecutive calendar quarters (provided, however, that for the purposes of such calculation, Lender shall use an assumed interest rate equal to the greater of (x) the Strike Rate plus the Spread and (y) the Interest Rate in effect on the most recent Payment Date); (c) Mortgage Borrower shall have entered into Leases, in each case in accordance with Section 6.12 of the Mortgage Loan Agreement, (x) demising, in the aggregate, at least ninety percent (90%) of the Units at the Property, pursuant to which each of the tenants thereunder has accepted possession, and is in occupancy, of all of the space demised under its respective Lease, and (y) which provide, in the aggregate, annualized rental income (net of Concessions and bad debt) equal to or greater than an amount equal to ninety percent (90%) of the gross potential rent of the Residential Space at the Property (as determined by Lender); and (d) Mortgage Borrower shall have entered into market-rent Leases, in each case in accordance with Section 6.12 of the Mortgage Loan Agreement, demising, in the aggregate, at least ninety percent (90%) of the Commercial Space at the Property, pursuant to which each of the tenants thereunder (i) has accepted possession, and is in occupancy, of all of the space demised under its respective Lease, (ii) is paying full, unabated rent in accordance with such Lease, and (iii) is not in default beyond any applicable notice and cure period under such Lease.

“Shortfall Reserve Account Replenishment Deposit” has the meaning set forth in the Mortgage Loan Agreement.

“SMP” has the meaning set forth in Section 6.14 hereof.

“SPC Party” has the meaning set forth on Schedule 3 hereof, together with its permitted successors and assigns.

“Sponsor” means Clipper Realty L.P., a Delaware limited partnership.

“Spread” means two hundred sixty-five basis points (i.e., 2.65%).

“State” means the state or commonwealth in which the Property or any part thereof is located.

“Strike Rate” means (a) with respect to any Interest Rate Cap Agreement required pursuant to Section 6.24 hereof, (i) while Term SOFR is the index upon which the Interest Rate is determined, six percent (6.0%), or (ii) while Term SOFR is not the index upon which the Interest Rate is determined, the number of basis points established at the time the Alternative Rate is first established with each change in Index that, when added to the Alternative Spread then in effect, would equal the sum of (x) six percent (6.0%), plus (y) the Spread, and (b) with respect to any Interest Rate Cap Agreement required pursuant to the definition of Extension Conditions, the rate determined by Lender such that, if it were then the Index component of the Interest Rate under the Loan, would result in a Debt Service Coverage Ratio of at least 1.00:1.00.

“Survey” means a survey prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

“Tax Reserve Account” has the meaning set forth in the Mortgage Loan Agreement.

“Tax Reserve Account Replenishment Deposit” has the meaning set forth in the Mortgage Loan Agreement.

“Taxes” means all real estate and personal property taxes, payments in lieu of taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof.

“TCO” means, individually or collectively (as the context may require), one or more valid temporary certificates of occupancy for all of the Improvements at the Property issued by the appropriate Governmental Authority.

“TCO Condition” means (a) a TCO shall have been issued by the applicable Governmental Authority with respect to all the Improvements at the Property, and (b) Borrower shall have delivered a copy thereof to Lender.

“Term SOFR” means with respect to each Interest Period, the higher of (a) two hundred twenty-five (225) basis points (i.e., 2.25%) and (b) the rate identified as “1 Month CME Term SOFR” by the Term SOFR Administrator on the CME Market Data Platform https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html (or any successor source for the rate currently identified as “1 Month CME Term SOFR” identified as such by the Term SOFR Administrator from time to time) as of 6:00 a.m. (New York City time) on the day that is two (2) Term SOFR Business Days preceding the first day of the applicable Interest Period (rounded upwards, if necessary, to the nearest 1/1,000 of 1%).

“Term SOFR Administrator” means CME Group Benchmark Administration Limited or a successor administrator of the rate currently identified as “1 Month CME Term SOFR” that has been broadly adopted by the commercial real estate finance industry as a successor administrator of the rate currently identified as “1 Month CME Term SOFR” as determined by Lender in good faith.

“Term SOFR Business Day” means any day except for a Saturday, Sunday, a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. governmental securities or a day for and on which the Term SOFR Administrator is not required to publish Term SOFR in accordance with the applicable guidelines, rules or requirements for, or announcements regarding, the publication of Term SOFR as issued and in force by, or with respect to, the Term SOFR Administrator from time to time.

“Term SOFR Interest Rate” means, with respect to each Interest Period, the quotient of (a) Term SOFR applicable to such Interest Period, divided by (b) a percentage equal to 100% minus the Reserve Requirement (if any) applicable to such Interest Period.

“Third Extended Maturity Date” has the meaning set forth in the definition of “Maturity Date”.

“TI/LC Additional Advance” has the meaning set forth in Section 2.03(e) hereof.

“TI/LC Additional Advance Final Disbursement Conditions” means satisfaction of each of the following conditions (as determined by Lender): (a) Mortgage Borrower has entered into one or more non-residential Leases, in accordance with Section 6.12 of the Mortgage Loan Agreement, demising all of the Closing Date Vacant Commercial Units; and (b) (i) the applicable tenant under each such Lease has accepted possession and is in occupancy of, and is open for business in, all of the space demised under such Lease and is paying full, unabated rent in accordance with such Lease, (ii) all landlord obligations under each such Lease (including, without limitation, tenant improvement, tenant improvement allowance and leasing commission obligations) have been performed, completed and paid for in full, and (iii) the applicable tenant under each such Lease has delivered to Lender an estoppel certificate in form and substance reasonably acceptable to Lender confirming the matters in the foregoing clauses (i) and (ii).

“TI/LC Advance Request” has the meaning set forth in Section 2.03(e) hereof.

“TI/LC Final Advance” has the meaning set forth in Section 2.03(e) hereof.

“TIs” has the meaning set forth in the definition of “Approved Leasing Expenditures”.

“Title Insurance Policy” means an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Property is located in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued by a title insurance company satisfactory to Lender with respect to the Property and insuring the Lien of the Security Instrument subject only to Permitted Encumbrances, with endorsements thereto as to such matters as Lender may designate.

“Trigger Event” has the meaning set forth in the Mortgage Loan Agreement.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State.

“UCC Collateral” has the meaning set forth in Section 12.25 hereof.

“Unabated Tax Additional Advance” has the meaning set forth in Section 2.03(d) hereof.

“Unabated Tax Earn-Out Additional Advance” has the meaning set forth in Section 2.03(c) hereof.

“Unabated Tax Reserve Additional Advance” has the meaning set forth in Section 2.03(d) hereof.

“Unit” means an individual residential apartment unit at the Property.

“U.S. Obligations” means “government securities” as defined in Section 2(a)(16) of the Investment Company Act of 1940 and within the meaning of Treasury Regulation Section 1.860G-2(a)(8); provided, that, (i) such “government securities” are not subject to prepayment, call or early redemption, and (ii) the aforesaid laws and regulations shall be deemed to refer to the same as may be and/or may hereafter be amended, restated, replaced or otherwise modified.

“USPAP” means the Uniform Standards of Professional Appraisal Practice.

“Violations” has the meaning set forth in Section 6.33 hereof.

“Violations Deadline” has the meaning set forth in Section 6.33 hereof.

“Violations Work” has the meaning set forth in Section 6.33 hereof.

“Yield Maintenance End Date” means January 14, 2026.

“Yield Maintenance Premium” means (a) with respect to any prepayment made prior to the Yield Maintenance End Date, an amount equal to the greater of (i) one percent (1%) of the amount of the Loan Amount, and (ii) the product of (A) the amount of the Loan Amount, multiplied by (B) the product of (x) the quotient of (I) the Interest Rate as of the Payment Date immediately prior to the date on which the applicable Yield Maintenance Premium became due, divided by (II) three hundred sixty (360), multiplied by (y) the number of days remaining from the date of such prepayment through and including the Yield Maintenance End Date, and (b) with respect to any prepayment made on or after the Yield Maintenance End Date, there shall be no required Yield Maintenance Premium.

“ZLDA” shall mean that certain Zoning Lot Development and Easement Agreement dated April 14, 2022 by and between 641 Classon Realty LLC and Dean Owner LLC and recorded in CRFN 2022000187367.

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SCHEDULE 2

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as of the Closing Date that:

5.01-1

Organization. Borrower is duly organized and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own the Collateral and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Collateral, its businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Collateral and to transact the businesses in which it is now engaged. Borrower has full power, authority and legal right to pledge, grant, bargain, sell, assign, warrant, transfer and convey the Collateral pursuant to the terms hereof and to keep and observe all of the terms of this Agreement, the Note, the Pledge Agreement and the other Loan Documents on Borrower’s part to be performed. The organizational chart attached as Exhibit A hereto, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof. Borrower is a “registered organization” within the meaning of the UCC.

5.01-2

Authority; Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except that certain provisions in such Loan Documents may be further limited or rendered unenforceable by Applicable Law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with Lender’s realization of the principal benefits and/or security provided thereby.

5.01-3

No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the Collateral or assets of Borrower pursuant to the terms of any agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or the Collateral or any of Borrower’s other assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents have been obtained and is in full force and effect.

5.01-4	Litigation.

(a)         There are no actions, suits or proceedings at law or in equity, arbitrations or governmental investigations by or before any Governmental Authority or other agency now pending, filed or threatened against or affecting Borrower or Guarantor, except as set forth on Schedule 8 attached hereto, which even if adversely determined, would not be reasonably expected to materially and adversely affect (i) title to the Collateral, (ii) the validity or enforceability of the Pledge Agreement, (iii) Borrower’s ability to perform under the Loan Documents, (iv) Guarantor’s ability to perform under the Loan Documents to which it is a party, (v) the value of the Collateral, or (vi) the principal benefit of the security intended to be provided by the Loan Documents.

(b)         There are no actions, suits or proceedings at law or in equity, arbitrations or governmental investigations by or before any Governmental Authority or other agency now pending, filed or threatened against or affecting Borrower, Guarantor, Sponsor or the Property, which actions, suits or proceedings, arbitrations or governmental investigations, if determined against Borrower, Guarantor, Sponsor or the Property, would reasonably be expected to materially and adversely affect (i) title to the Collateral, (ii) the validity or enforceability of the Pledge Agreement, (iii) Borrower’s ability to perform under the Loan Documents, (iv) Guarantor’s or Sponsor’s ability to perform under the Loan Documents to which it is a party, (v) the value of the Collateral, or (vi) the principal benefit of the security intended to be provided by the Loan Documents, or (vii) the current ability of the Property to generate cash flow sufficient to (1) service the Mortgage Loan and the Loan and/or (2) enable Borrower to pay and perform the Obligations under the Loan Documents when they become due.

5.01-5

Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Collateral, or Borrower’s business, Property or assets, operations or condition, financial or otherwise. Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Collateral is bound. Borrower has no financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Collateral is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of Borrower’s business and (b) obligations under the Loan Documents.

5.01-6	Title.

(a)         Borrower is the sole beneficial owner of, and has good and marketable title to, the Collateral, and no lien exists or will exist (except the liens and security interests created by the Loan Documents) upon the Collateral at any time, and no right or option to acquire the same exists in favor of any other Person.

(b)         The Collateral is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restriction contained in the Pledge Agreement, this Agreement, the Mortgage Loan Documents and the Mortgage Borrower Company Agreement).

(c)         The office where Borrower keeps its records concerning the Collateral is the address specified in Section 5.01-30 hereof.

(d)         There is no certificate or instrument evidencing or representing any of the Collateral that is presently outstanding (and has not been marked cancelled) other than the Ownership Certificate, which is being delivered to Lender on the date hereof.

(e)         The Pledge Agreement and the Financing Statement create a valid security interest in the Collateral, securing the payment of the Debt, and upon the filing in the appropriate filing offices of the Financing Statement and delivery of the Ownership Certificate to Lender, such security interest will be perfected, first priority security interests and all filings and other actions necessary to perfect such security interest will have been duly taken. Upon the exercise of its rights and remedies under the Pledge Agreement and the Financing Statement, Lender will succeed to all of the rights, titles and interest of Borrower in Mortgage Borrower without the consent of any other Person and will, without the consent of any other Person, be admitted as a member in Mortgage Borrower. Mortgage Borrower is not taxed as a corporation under the Code or any other applicable laws.

(f)         The Collateral is covered by a UCC insurance policy in the amount of the Loan, insuring that the Pledge Agreement creates a valid and perfected first lien on the Collateral, and that Borrower is the sole owner of the Collateral, with such endorsements and affirmative coverages as Lender shall have requested, which UCC insurance policy (a) is in full force and effect, (b) is freely assignable to and will inure to the benefit of Lender and any successor or assignee of Lender, including the trustee in any Secondary Market Transaction, (c) has been paid in full, (d) has had no claims made against it, and (e) lists no exceptions. Mortgage Borrower’s policy of owner’s title insurance includes a “mezzanine lender’s endorsement” naming Lender.

(g)         There are no prior assignments of the Collateral that are presently outstanding except in accordance with the Loan Documents.

5.01-7

Purchase Options. Neither the Collateral nor any part thereof or interest therein are subject to any purchase options, rights of first refusal or offer to purchase or other similar rights in favor of third parties.

5.01-8

Solvency. Borrower (a) has not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition under the Bankruptcy Code or similar state bankruptcy or insolvency law has been filed against any Borrower Party in the last seven (7) years, and no Borrower Party in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. No Borrower Party is contemplating either the filing of a petition by it under the Bankruptcy Code or similar state bankruptcy or insolvency law or the liquidation of all or a major portion of Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or any other Borrower Party.

5.01-9

Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which materially and adversely affects, or would be reasonably likely to materially and adversely affect, the Collateral or the business, operations or condition (financial or otherwise) of Borrower.

5.01-10

Compliance. Borrower and the Collateral comply with all Applicable Laws. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or any other Person involved with the operation of Borrower’s business any act or omission affording the federal government or any other Governmental Authority the right of forfeiture against the Collateral or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

5.01-11

Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower, Mortgage Borrower, Guarantor, Sponsor, the Property and the Collateral (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower, Mortgage Borrower, Guarantor, Sponsor, the Property and the Collateral, as applicable, as of the date of such reports, and (iii) have been prepared in accordance with the Approved Accounting Method (or such other method of accounting reasonably acceptable to Lender) throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Collateral or the operation of Borrower’s business except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower, Mortgage Borrower, Guarantor or Sponsor from that set forth in said financial statements. Borrower is not party to any type of lockbox agreement or similar cash management arrangement that has not been approved by Lender in writing, and no direct or indirect owner of Borrower is party to any type of lockbox agreement or similar cash management arrangement with respect to income from the Collateral that has not been approved by Lender in writing.

5.01-12	Intentionally Omitted.

5.01-13	Intentionally Omitted.

5.01-14	Intentionally Omitted.

5.01-15	Intentionally Omitted.

5.01-16

Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto including, without limitation, any offset, defense, counterclaim or right based on fraud by Lender in connection with the origination of the Loan.

5.01-17	No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

5.01-18	Intentionally Omitted.

5.01-19	Intentionally Omitted.

5.01-20	Intentionally Omitted.

5.01-21	Intentionally Omitted.

5.01-22	Intentionally Omitted.

5.01-23	Intentionally Omitted..

5.01-24	Intentionally Omitted.

5.01-25

Filing and Recording Taxes. All transfer taxes, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under Applicable Law currently in effect in connection with the transfer of the Collateral to Borrower have been paid or will be paid at or prior to the entering into of the Pledge Agreement or the filing or recordation of the Financing Statement or any other Loan Document. All recording, stamp, intangible or other similar tax required to be paid by any Person under Applicable Law currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Pledge Agreement and the Financing Statement, have been paid or will be paid at or prior to the filing or recordation of the Pledge Agreement, the Financing Statement or any other Loan Document.

5.01-26	Mortgage Loan Representations. Mortgage Borrower’s representations and warranties set forth on Schedule 2 of the Mortgage Loan Agreement are true, correct and complete as of the date hereof.

5.01-27	Mortgage Loan Default. No Mortgage Loan Event of Default has occurred and there exists no default that with the giving of notice would constitute a Mortgage Loan Event of Default.

5.01-28

No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Collateral or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any information described in this Section or in any representation or warranty made herein to be materially misleading.

5.01-29

Certain Regulations. (a) Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code. (b) Borrower is not a Plan, none of the assets of Borrower constitutes or will constitute Plan Assets and Borrower is not engaging in any Prohibited Transaction. Borrower is not a Governmental Plan and no transactions by or with Borrower are Prohibited Governmental Transactions. (c) Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money. (d) No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Applicable Law or by the terms and conditions of this Agreement or the other Loan Documents.

5.01-30

Principal Place of Business; State of Organization; TIN. Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Borrower is organized under the laws of the state of Delaware. Borrower’s United States taxpayer identification number is 93-2202457.

5.01-31	Business Purposes. The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

5.01-32

Taxes. Borrower has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

5.01-33

Forfeiture. Neither Borrower nor any other Person involved with the operation or Borrower’s business has committed any act or omission affording the federal government or any state or local government the right of forfeiture as against the Collateral or any part thereof or any monies paid in performance of Borrower’s obligations under the Note, this Agreement or the other Loan Documents.

5.01-34

Mortgage Loan Representations. All of the representations and warranties contained in the Mortgage Loan Documents are hereby incorporated into this Agreement and deemed made hereunder for the benefit of Lender as and when made thereunder (including, for purposes of clarity, that any exceptions thereto for matters “otherwise disclosed to Lender” or words of similar effect shall be deemed to refer to Lender) and shall remain incorporated without regard to any waiver, amendment or other modification thereof by the Mortgage Lender or to whether the related Mortgage Loan Document has been repaid or otherwise terminated, unless otherwise consented to in writing by Lender.

5.01-35

OFAC. Each Restricted Party and their respective Affiliates and any Person that to Borrower’s knowledge has an economic interest in any Restricted Party is (i) not a Prohibited Person; (ii) in full compliance with the requirements of the Patriot Act and all other applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); (iii) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Act and available to Lender for Lender’s review and inspection during normal business hours and upon reasonable prior notice; (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not listed as a Specially Designated Terrorist or as a “blocked” Person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; and (vi) not a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act. All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001 (collectively referred to as the “Patriot Act”) are incorporated into this Section.

5.01-36	Embargoed Person.

(a)         None of the funds or other assets of any Restricted Party constitute Property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in any such Restricted Party (whether directly or indirectly) is prohibited by Applicable Law or the Loan made by the Lender is in violation of Applicable Law (“Embargoed Person”).

(b)         No Embargoed Person has any interest of any nature whatsoever in any Restricted Party, with the result that the investment in any such Restricted Party (whether directly or indirectly), is prohibited by Applicable Law or the Loan is in violation of Applicable Law.

(c)         None of the funds of any Restricted Party have been (or will be) derived from any unlawful activity with the result that the investment in any such Restricted Party (whether directly or indirectly), is prohibited by Applicable Law or the Loan is in violation of Applicable Law.

5.01-37         Third Party Representations. Each of the representations and the warranties made by Guarantor or Sponsor in the other Loan Documents (if any) are true, complete and correct.

5.01-38         Crowdfunding. Except as has been disclosed in writing to and approved in writing by Lender, no direct or indirect ownership (or other economic) interest of 25% or more in the aggregate in Borrower or any SPC Party has been marketed or sold to investors through any form of Crowdfunding.

5.01-39        Insolvency Opinion Assumptions. All of the assumptions made in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto and/or certificates delivered in connection therewith, are true and correct.

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SCHEDULE 3

SINGLE PURPOSE ENTITY

(a)         Since the date of Borrower’s formation, as of the date hereof and until such time as the Debt shall be paid in full, Borrower has not and shall not:

(i)         engage in any business or activity other than the ownership, operation and maintenance of the Collateral, and activities incidental thereto;

(ii)         acquire or own any assets other than (A) the Collateral, and (B) such incidental Personal Property as may be necessary for the ownership, leasing, maintenance and operation of the Property;

(iii)         merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure (including through division of the Borrower into multiple entities or series, whether pursuant to Section 18-217 of the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq. or otherwise);

(iv)         fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the Applicable Law of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;

(v)         own any subsidiary, or make any investment in, any Person other than Mortgage Borrower;

(vi)         commingle its assets with the assets of any other Person;

(vii)         with respect to Borrower, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt;

(viii)         fail to maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party. Borrower’s assets have not and will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its affiliates, provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other Person and (ii) such assets shall be listed on Borrower’s own separate balance sheet. Borrower has maintained and will maintain its books, records, resolutions and agreements as official records;

(ix)         enter into any contract or agreement with any general partner, member, shareholder, principal or affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;

(x)         maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi)         assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(xii)         make any loans or advances to any Person;

(xiii)         fail to file its own tax returns unless prohibited by Applicable Law from doing so (except that Borrower may file or may include its filing as part of a consolidated federal tax return, to the extent required and/or permitted by Applicable Law, provided that there shall be an appropriate notation indicating the separate existence of Borrower and its assets and liabilities);

(xiv)         fail either to hold itself out to the public as a legal entity separate and distinct from any other Person and not as a division or part of any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

(xv)         fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (to the extent there exists sufficient cash flow from the Property to do so after the payment of all operating expenses and Debt Service; provided that nothing in this clause (xv) shall require any equity owner to make additional capital contributions to Borrower);

(xvi)         without the unanimous written consent of all of its partners or members, as applicable, and the consent of each Independent Director (regardless of whether such Independent Director is engaged at the Borrower or SPC Party level), (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors’ Rights Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors;

(xvii)         fail to allocate shared expenses (including, without limitation, shared office space) or fail to use separate stationery, invoices and checks;

(xviii)         fail to remain solvent, to pay its own liabilities (including, without limitation, salaries of its own employees) from its own funds or fail to maintain a sufficient number of employees in light of its contemplated business operations (in each case, to the extent there exists sufficient cash flow from the Property to do so);

(xix)         acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable, or identify its partners, members or shareholders or other affiliates, as applicable, as a division or part of it; or

(xx)         violate or cause to be violated the assumptions made with respect to Borrower and its principals in the Insolvency Opinion.

(b)         If Borrower is a limited partnership or a limited liability company (other than an Acceptable LLC), each general partner or managing member (each, a “SPC Party”) shall be an Acceptable LLC (I) whose sole asset is its interest in Borrower, (II) which has not been and shall not be permitted to engage in any business or activity other than owning an interest in Borrower; (III) which has not been and shall not be permitted to incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (IV) which has and will at all times own at least a 0.5% direct equity ownership interest in Borrower. Each such SPC Party will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Schedule 3 (to the extent applicable) as if such representation, warranty or covenant was made directly by such SPC Party. Upon the withdrawal or the disassociation of an SPC Party from Borrower, Borrower shall immediately appoint a new SPC Party whose articles of organization and operating agreement are substantially similar to those of such SPC Party and deliver a new Insolvency Opinion to Lender with respect to the new SPC Party and its equity owners. For the avoidance of doubt, for so long as Borrower is an Acceptable LLC, no managing member of Borrower shall be considered an “SPC Party,” no “SPC Party” shall be required hereunder, and the term “SPC Party” shall not refer to any Person. For the further avoidance of doubt, neither Borrower nor any SPC Party shall be a corporation.

(c)         In the event Borrower or SPC Party is an Acceptable LLC, the limited liability company agreement of Borrower or SPC Party (as applicable) (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the last remaining member of Borrower or SPC Party (as applicable) (“Member”) to cease to be the member of Borrower or SPC Party (as applicable) (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower or SPC Party (as applicable) and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower or SPC Party (as applicable) in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as the designated special member of Borrower or SPC Party (as applicable) shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower or SPC Party (as applicable) automatically be admitted to Borrower or SPC Party (as applicable) as a member with a 0% economic interest (“Special Member”) and shall continue Borrower or SPC Party (as applicable) without dissolution and (ii) Special Member may not resign from Borrower or SPC Party (as applicable) or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower or SPC Party (as applicable) as a Special Member in accordance with requirements of Delaware law and (B) after giving effect to such resignation or transfer, there remains at least one (1) Independent Director of Borrower or SPC Party (as applicable) in accordance with subsections (e) and (f) below. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower or SPC Party (as applicable) upon the admission to Borrower or SPC Party (as applicable) of the first substitute member, (ii) Special Member shall be a member of Borrower or SPC Party (as applicable) that has no interest in the profits, losses and capital of Borrower or SPC Party (as applicable) and has no right to receive any distributions of the assets of Borrower or SPC Party (as applicable), (iii) pursuant to the applicable provisions of the limited liability company act of the state of Delaware (the “Act”), Special Member shall not be required to make any capital contributions to Borrower or SPC Party (as applicable) and shall not receive a limited liability company interest in Borrower or SPC Party (as applicable), (iv) Special Member, in its capacity as Special Member, may not bind Borrower or SPC Party (as applicable) and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower or SPC Party (as applicable) including, without limitation, the merger, consolidation or conversion of Borrower or SPC Party (as applicable); provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower or SPC Party (as applicable) of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower or SPC Party (as applicable) as Special Member, Special Member shall not be a member of Borrower or SPC Party (as applicable), but Special Member may serve as an Independent Director of Borrower or SPC Party (as applicable).

(d)         The LLC Agreement shall further provide that, (i) upon the occurrence of any event that causes the Member to cease to be a member of Borrower or SPC Party (as applicable) to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower or SPC Party (as applicable) agree in writing (A) to continue Borrower or SPC Party (as applicable) and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower or SPC Party (as applicable) effective as of the occurrence of the event that terminated the continued membership of Member in Borrower or SPC Party (as applicable), (ii) any action initiated by or brought against Member or Special Member under any Creditors’ Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower or SPC Party (as applicable) and upon the occurrence of such an event, the business of Borrower or SPC Party (as applicable) shall continue without dissolution, and (iii) each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower or SPC Party (as applicable) upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors’ Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower or SPC Party (as applicable).

(e)         The organizational documents of Borrower (to the extent Borrower is an Acceptable LLC) or SPC Party, as applicable, shall provide that at all times there shall be at least one (1) duly appointed member of its board of directors or managers, as applicable that is an Independent Director.

(f)         The organizational documents of Borrower or SPC Party (as applicable) shall further provide that (I) the board of directors or managers of Borrower or SPC Party, as applicable, and the constituent members of such entities (the “Constituent Members”) shall not take any action which, under the terms of any organizational documents of Borrower or SPC Party, as applicable, requires the unanimous vote of (1) the board of directors or managers of Borrower or SPC Party, as applicable, or (2) the Constituent Members, unless at the time of such action there shall be at least one (1) Independent Director engaged as provided by the terms hereof; (II) no Independent Director may be removed or replaced except for Cause; (III) any resignation, removal or replacement of any Independent Director shall not be effective without two (2) Business Days’ prior written notice to Lender accompanied by evidence that the replacement Independent Director satisfies the applicable terms and conditions hereof and of the applicable organizational documents; (IV) to the fullest extent permitted by Applicable Law, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Director shall consider only the interests of the Constituent Members and Borrower and any SPC Party (including Borrower’s and any SPC Party’s respective creditors) in acting or otherwise voting on the matters provided for herein and in Borrower’s and SPC Party’s organizational documents (which such fiduciary duties to the Constituent Members and Borrower and any SPC Party (including Borrower’s and any SPC Party’s respective creditors), in each case, shall be deemed to apply solely to the extent of their respective economic interests in Borrower or SPC Party (as applicable) exclusive of (x) all other interests (including, without limitation, all other interests of the Constituent Members), (y) the interests of other affiliates of the Constituent Members, Borrower and SPC Party and (z) the interests of any group of affiliates of which the Constituent Members, Borrower or SPC Party is a part); (V) other than as provided in subsection (IV) above, the Independent Director shall not have any fiduciary duties to any Constituent Members, any directors of Borrower or SPC Party or any other Person; (VI) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under Applicable Law; (VII) to the fullest extent permitted by Applicable Law, including Section 18-1101(e) of the Act, an Independent Director shall not be liable to Borrower, SPC Party, any Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct; and (VIII) except as provided in the foregoing subsections (IV) through (VII), the Independent Director shall, in exercising their rights and performing their duties under the applicable organizational documents, have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the state of Delaware.

(g)         Notwithstanding the foregoing, no Independent Director of Borrower or any SPC Party may also serve as an independent director of Mortgage Borrower or any special purpose component entity of Mortgage Borrower.

(h)         Borrower hereby represents that, (x) from the date of its formation to the date of this Agreement, Borrower and (y) from the date of its formation to the date of this Agreement, SPC Party:

(i)         is and always has been duly formed, validly existing, and is in good standing in the state of its formation and in all other jurisdictions where it is qualified to do business;

(ii)         has not had and does not have any judgments or liens of any nature against it except for tax liens not yet due other than as set forth on Schedule 8 attached hereto;

(iii)         has been and is in compliance with all Applicable Laws and has received all permits necessary for it to operate its contemplated business;

(iv)         is not involved in any dispute with any taxing authority;

(v)         has paid all Taxes and Other Charges which it owes;

(vi)        has never owned any property other than the Collateral and personal property necessary or incidental to its ownership of the Collateral and has never engaged in any business other than the ownership of the Collateral (or, in the case of SPC Party, its ownership interest in Borrower);

(vii)       is not now, nor has ever been, party to any lawsuit, arbitration, summons or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full other than as set forth on Schedule 8 attached hereto;

(viii)       has provided Lender with complete financial statements that reflect a fair and accurate view of the entity’s financial condition;

(ix)         is not a “Division company” (as such term is defined in Section 18-217 of the limited liability company act of the state of Delaware);

(x)         has no material contingent or actual obligations not related to the Collateral; and

(xi)        with respect to any mezzanine loan that encumbered the Collateral prior to disbursement of the Loan (each, a “Prior Loan” and any Lender under such Prior Loan, a “Prior Lender”), (i) the Prior Loan has been defeased or satisfied in full on or before the date hereof, (ii) neither Borrower, SPC Party nor Guarantor have any remaining liabilities or obligations in connection with the Prior Loan (other than environmental and other limited and customary indemnity obligations), and (iii) Prior Lender has released all collateral and security for the Prior Loan as of the date hereof.

(i)         Any Borrower or SPC Party that is a limited liability company formed in the State of Delaware shall not have the power to divide pursuant to Section 18-217 of the Act and the organizational documents of any such Borrower and SPC Party shall provide an express acknowledgment that it does not have the power to divide pursuant to Section 18-217 of the limited liability company act of the state of Delaware.

(j)         Definitions. All capitalized terms not defined in this Schedule 3 shall have the respective meanings set forth elsewhere in this Agreement.

“Acceptable LLC” means a limited liability company formed under Delaware law which (a) has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, shall immediately become the sole member of such limited liability company, and (b) otherwise meets the Rating Agency criteria then applicable to such entities.

“Cause” means (i) acts or omissions by such Independent Director that constitute systematic and persistent or willful disregard of such Independent Director’s duties, (ii) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any legal requirements, (iii) such Independent Director no longer satisfies the requirements set forth in the definition of “Independent Director”, (iv) the fees charged for the services of such Independent Director are materially in excess of the fees charged by the other providers of Independent Directors listed in the definition of “Independent Director”, or (v) any other reason for which the prior written consent of Lender shall have been obtained.

“Independent Director” shall mean a natural Person who (a) is not at the time of initial appointment and has never been, and will not while serving as Independent Director be: (i) a stockholder, director (with the exception of serving as the Independent Director of Borrower or SPC Party), officer, employee, partner, member (other than a “special member” or “springing member”), manager, attorney or counsel of Borrower, equity owners of Borrower or any Guarantor or any Affiliate of Borrower or any Guarantor; (ii) a customer, supplier or other person who derives any of its purchases or revenues from its activities with Borrower or any Guarantor, equity owners of Borrower or any Guarantor or any Affiliate of Borrower or any Guarantor; (iii) a Person controlling or under common control with any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of Borrower, equity owners of Borrower or any Guarantor or any Affiliate of Borrower or any Guarantor; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of Borrower, equity owners of Borrower or any Guarantor or any Affiliate of Borrower or any Guarantor and (b) (i) shall be employed by, in good standing with and engaged by Borrower in connection with, in each case, an Approved ID Provider and (ii) shall have had at least three (3) years prior experience as an independent director to a company or a corporation in the business of owning and operating commercial properties similar in type and quality to the Property (a “Professional Independent Director”) and is an employee of such a company or companies at all times during his or her service as an Independent Director. A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent manager of a “special purpose entity” Affiliated with Borrower or SPC Party (provided such Affiliate does not or did not own a direct or indirect equity interest in Borrower or SPC Party) shall not be disqualified from serving as an Independent Director, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of Affiliates of Borrower or in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. A natural Person who satisfies the foregoing definition other than subparagraph (a)(ii) shall not be disqualified from serving as an Independent Director if such individual is a Professional Independent Director and such individual complies with the requirements of the previous sentence.

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SCHEDULE 4

INTENTIONALLY OMITTED

SCHEDULE 5

INTENTIONALLY OMITTED

SCHEDULE 6

COMMERCIAL UNITS AND ALLOCATED TI/LC RELEASE AMOUNTS

Ground Floor

Cellar

SCHEDULE 7

VIOLATIONS

NONE

SCHEDULE 8

LITIGATION DISCLOSURES

1.	Information disclosed in the limited background searches report dated March 27, 2025 prepared by DISA Global Solutions and certified to Lender and identified as DISA File No. 906150.

EXHIBIT A

ORGANIZATIONAL CHART

(Attached)

A-1

EXHIBIT B

INTENTIONALLY OMITTED

B-1

EXHIBIT C

INTENTIONALLY OMITTED

C-1

EXHIBIT D

INTENTIONALLY OMITTED

D-1

EXHIBIT E

UNIT MIX SUMMARY

E-1

EXHIBIT F

PROJECT BUDGET

F-1